UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

OLIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

Notes:

Reg. Section 240.14a-101.

SEC 1913 (3-99)

190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105-3443

March 15, 2005

Dear Olin Shareholder:

We cordially invite you to attend our 2005 annual meeting of shareholders.

This booklet includes the notice and proxy statement, which describes the business we will conduct at the meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any multimedia presentations for the 2005 annual meeting.

Ms. Virginia A. Kamsky, Chairman and Chief Executive Officer of Kamsky Associates, Inc., was elected to the Board in September 2004 to fill a vacancy created by the death of Michael Coleman. As required by Olin’s Bylaws, she is up for re-election by the shareholders at this year’s annual meeting. Michael Coleman was elected to Olin’s Board in April 2004 and tragically died in an automobile accident in September 2004. The Board appreciates Mr. Coleman’s contributions while he served on Olin’s Board.

Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares on the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope. If you plan to attend the annual meeting, please bring the lower half of your proxy card to use as your admission ticket for the meeting.

At last year’s annual meeting more than 93% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.

Sincerely,

Randall W. Larrimore

Chairman of the Board

YOUR VOTE IS IMPORTANT

We urge you to promptly vote the shares on the

Internet, by telephone or by completing, signing, dating

and returning your proxy card in the enclosed envelope.

OLIN CORPORATION

Notice of Annual Meeting of Shareholders

Time:	8:30 a.m. (Central Daylight time)

Date:	Thursday, April 28, 2005

Place:	The Ritz-Carlton Hotel 100 Carondelet Plaza Clayton, Missouri 63105

Purpose:	To consider and act upon the following:

(1)	The election of three Directors to serve for three-year terms expiring in 2008.

(2)	Approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors.

(3)	Approval of the Olin Senior Management Incentive Compensation Plan, as amended.

(4)	Ratification of the appointment of independent auditors for 2005.

(5)	Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were the record owner of Olin common stock at the close of business on March 3, 2005.

By Order of the Board of Directors:

George H. Pain

Secretary

Clayton, Missouri

March 15, 2005

OLIN CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held April 28, 2005

GENERAL QUESTIONS

Why did I receive this proxy statement?

You received this proxy statement because you owned shares of Olin common stock par value $1 per share, which we refer to as common stock, unless noted otherwise, at the close of business on March 3, 2005. Olin’s Board of Directors is asking you to vote at the 2005 annual meeting for each of the Director nominees identified in Item 1 and for Items 2, 3 and 4 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.

When was this proxy material mailed to shareholders?

We began to mail the proxy statement and form of proxy to shareholders on or about March 15, 2005.

What if I have questions?

If you have questions, please write them down and send them to the Secretary at Olin’s principal executive office at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443.

What will I be voting on?

You will be voting on:

(1)	the election of three Directors,

(2)	the approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors,

(3)	the approval of the Olin Senior Management Incentive Compensation Plan, as amended,

(4)	the ratification of KPMG LLP as Olin’s independent auditors for 2005, and

(5)	any other business properly presented at the annual meeting.

Could other matters be voted on at the annual meeting?

As of March 15, 2005, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of Olin.

How does the Board recommend I vote on the proposals?

The Board recommends a vote for each of the Director nominees identified in Item 1 and for Items 2, 3 and 4.

VOTING

Who can vote?

All shareholders of record at the close of business on March 3, 2005 are entitled to vote at the annual meeting.

How many votes can be cast by all shareholders?

At the close of business on March 3, 2005, the record date for voting, we had outstanding 70,950,293 shares of Olin common stock. Each shareholder on the record date may cast one vote for each full share owned. The presence in person or by proxy of the holders of a majority of such shares constitutes a quorum.

How do I vote?

You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:

•	Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.
•	Date and sign the proxy card.
•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than the day before the annual meeting for your proxy to be valid and for your vote to count.
•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-866-540-5760.
•	Have the proxy card in hand.
•	Follow and comply with the recorded instructions before the indicated deadline on April 27, 2005.
•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.proxyvoting.com/oln.
•	Have the proxy card in hand.
•	Follow the instructions provided on the site.
•	Submit the electronic proxy before the indicated deadline on April 27, 2005.
•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

Telephone and Internet voting ends at 11:59 p.m., Eastern Daylight time, on April 27, 2005. If you vote in a timely manner by the Internet or telephone, you do not have to return the proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

The Internet and telephone voting procedures appear on the bottom of the enclosed proxy card. You may also log on to change the vote or to confirm that the vote has been properly recorded.

If you want to vote in person at the annual meeting, and you own your common stock through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the annual meeting.

How are votes counted?

If you specifically mark the proxy card (or vote by telephone or Internet) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted for the election of the Directors and in favor of Items 2, 3 and 4 listed in the proxy. Mellon Investor Services LLC tabulates the shareholder votes and provides independent inspectors of election as part of its services as our registrar and transfer agent.

If you submit a proxy card marked “abstain” or “withhold” on any item, your shares will not be voted on the item so marked and your vote will not be included in determining the number of votes cast for that matter.

Can I change my vote?

Yes. Even if you submit a proxy card with your voting instructions, you may revoke or change it in person at the meeting any time before it is exercised or before the expiration of the voting deadlines by:

•	submitting another written proxy with a later date,

•	casting a new vote on the Internet or by telephone,

•	sending a written notice of the change in your voting instructions to the Secretary if received before the annual meeting, or

•	revoking the grant of a previously submitted proxy and voting in person at the annual meeting.

When are the votes due?

Shares represented by proxies on the enclosed proxy card will be counted in the vote at the annual meeting if we receive your proxy card by April 27, 2005. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Daylight time on April 27, 2005.

How do I vote my shares held in the Olin Contributing Employee Ownership Plan or the Arch Chemicals, Inc. Contributing Employee Ownership Plan?

On March 3, 2005, 6,005,695 shares were held in the Olin common stock fund of the Olin Corporation Contributing Employee Ownership Plan and 538,264 shares were held in the Olin common stock fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan. We sometimes refer to one or both of these plans as the CEOP. JPMorgan Chase Bank, as the Trustee of the CEOP, holds all of those shares. If you are a participant in the CEOP, you may instruct JPMorgan Chase Bank how to vote shares of common stock credited to you by indicating your instructions on your proxy card and returning it to us or by voting on the Internet or telephone. JPMorgan Chase Bank will vote shares of common stock held in the CEOP for which it does not receive voting instructions, or which are not credited to participants’ accounts, in the same manner proportionately as it votes the shares of common stock for which they do receive instructions.

How do I vote my shares held in the Automatic Dividend Reinvestment Plan?

Mellon Investor Services LLC is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, Mellon will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make by Internet or telephone. If you do not submit a proxy card for your shares of record or vote by Internet or telephone, Mellon Investor Services LLC will not vote your dividend reinvestment shares.

MISCELLANEOUS

Can I contact Board members directly?

Our Audit Committee has established the following methods for shareholders to communicate directly with the board and/or its members.

•	Mail—Letters may be addressed to the board or to an individual board member as follows:

The Olin Board or (Name of the Director)

c/o Office of the Secretary

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

•	E-mail—You may send an e-mail message to Olin’s Board at the following address: directors@olin.com. In addition, you may send an e-mail message to an individual board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name and the suffix @olin.com.

•	Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders may also use this Help-Line to communicate with one or more directors on any Olin matter. The Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States, the Help-Line can be reached by dialing toll-free 800-362-8348. If outside the United States, callers should call collect 203-750-3100.

Who pays for this proxy solicitation?

Olin will pay the entire expense of this proxy solicitation.

Who solicits the proxies and what is the cost of this proxy solicitation?

Our Board is soliciting the proxies. We have hired Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $11,500 for its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding proxy solicitation materials.

How will the proxies be solicited?

Georgeson will solicit proxies by personal interview, mail, and telephone, and will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares. Our Directors, officers and employees may also solicit proxies by personal interview and telephone.

How can I submit a shareholder proposal at the 2006 annual meeting?

If you want to present a proposal to be considered for inclusion in the 2006 proxy statement for the 2006 annual meeting, you must deliver the proposal in writing to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 no later than November 15, 2005. You must then present your proposal in person at the 2006 annual meeting.

If you want to present a proposal for consideration at the 2006 annual meeting without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin’s By-Laws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 no later than January 28, 2006. You must also present your proposal in person at the 2006 annual meeting.

How can I directly nominate a Director for election to the Board at the 2006 annual meeting?

According to Olin’s By-Laws, you may directly nominate an individual for election to the Board if you deliver a written notice of the nomination to Olin’s Secretary no later than January 28, 2006. Your notice must include:

•	your name and address;

•	the name and address of the person you are nominating;

•	a statement that you are entitled to vote at the annual meeting and intend to appear at the annual meeting in person, or by proxy, to make the nomination;

•	a description of arrangements or understandings between you and others, if any, pursuant to which you are making the nomination;

•	such other information about the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission proxy rules; and

•	the written consent of the nominee to actually serve as a Director, if elected.

How can I recommend a Director for the slate of candidates to be nominated by Olin’s Board for election at the 2006 annual meeting?

In addition to directly nominating an individual for election to the Board as discussed above, you can suggest that our Directors and Corporate Governance Committee consider a person for inclusion in the slate of candidates to be proposed by the Board for election at the 2006 annual meeting. You can recommend a person by delivering written notice to Olin’s Board no later than October 16, 2005. The notice must include the information described under the heading “What is Olin’s Director Nomination Process?” on page 13, and must be sent to the address indicated under that heading.

CERTAIN BENEFICIAL OWNERS

Does any single shareholder own or control 5% or more of Olin’s common stock?

Except as listed below, no person beneficially owned more than five percent of our common stock as of February 28, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp.	5,860,648	(a)	8.4
82 Devonshire Street
Boston, MA 02109

(a)	Olin has been advised in an amended Schedule 13G filing dated as of February 14, 2005 as follows with respect to these shares as of December 31, 2004: FMR Corp. (FMR) has sole voting power as to 319,350 of such shares and sole dispositive power as to all such shares. Fidelity Management & Research Company and Fidelity Management Trust Company beneficially own 5,541,298 and 139,890 shares. Both are subsidiaries of FMR. Edward C. Johnson 3rd (Johnson), Chairman of FMR, and FMR each have dispositive power with respect to all such shares. Neither FMR nor Johnson has sole voting power with respect to the shares, which power rests with the Board of Trustees. Members of the Johnson family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Abigail P. Johnson is a director of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS

Who are the individuals nominated by the Board to serve as Directors?

The Board of Directors is divided into three classes. Each class has a term of office for three years, and the term of each class ends in a different year. The Board has nominated three persons, each of whom is listed under “Nominees for Three-Year Terms Expiring in 2008,” for election as Class II Directors to serve until the 2008 annual meeting of shareholders and until their successors have been elected. All of these nominees currently serve as Class II Directors. Virginia A. Kamsky was elected by the Board of Directors pursuant to Olin’s By-laws as a new Class II Director on September 24, 2004. Olin’s By-laws require that any director elected by the Board of Directors shall serve only until the next election of Directors by the shareholders. The Board has nominated Ms. Kamsky for re-election by the shareholders as a Class II Director, with a term expiring in 2008. The terms of the other Directors will continue after the annual meeting as indicated below.

The Board has been involved in a search for one or more additional directors and while the Board has not selected any additional directors at the time this proxy is being mailed, the Board intends to continue its search and may appoint one or more additional directors prior to the annual shareholders meeting in 2006. Olin’s By-laws require that any director elected by the Board of Directors shall serve only until the next election of Directors by the shareholders.

The Board expects that all of the nominees will be able to serve as Directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by the Board, unless the Board reduces the number of Directors.

CLASS II

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2008

VIRGINIA A. KAMSKY, 51, is Chairman and Chief Executive Officer of Kamsky Associates, Inc. (a merchant banking firm with offices in New York and Beijing, China), a position she has held since 1980. From 2003 to January 2004, she also served as Executive Vice President of Foamex International (a specialty chemicals company). Ms. Kamsky holds a bachelors degree from Princeton University and attended graduate school at Princeton University’s Woodrow Wilson School of Public and International Affairs. She also served as a Trustee of Princeton University. Ms. Kamsky is Chairman of the Board of Trustees of China Institute in America, a member of The Council on Foreign Relations and a Founding Governor of The American Chamber of Commerce in Beijing. She is also a member of The Advisory Board of AmeriCares and serves on the Board of Trustees of The Dalton School. Ms. Kamsky is a member of the Board of Directors of Tecumseh Products Company (a manufacturer of hermetic compressors, gasoline engines and power train components, submersible pumps, and small electric motors). Ms. Kamsky has completed two and one-half hours of director education, which is accredited by Institutional Shareholder Services, and expects to complete at least an additional five and one-half hours of training in late March 2005. Olin Director since 2004; member of the Audit Committee and the Directors and Corporate Governance Committee.

RICHARD M. ROMPALA, 58, is Chairman of The Valspar Corporation, a manufacturer and distributor of paints and coatings, a position he has held since 1998. Mr. Rompala was also Chief Executive Officer of Valspar from 1995 through February 2005. From 1994-2001, he also served as President of Valspar. Prior to 1994, Mr. Rompala served as Group Vice President-Coatings and Resins for two years and Group Vice President-Chemicals for five years at PPG Industries, Inc. (a supplier of sealants, coatings, application systems and cockpit transparencies). Mr. Rompala holds a BA degree in Chemistry and a BS degree in Chemical Engineering from Columbia University and an MBA degree from Harvard Business School. He is a Director of The Valspar Corporation. Mr. Rompala has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 1998; Chair of the Compensation Committee and member of the Directors and Corporate Governance Committee and the Executive Committee.

JOSEPH D. RUPP, 54, is President and Chief Executive Officer of Olin, a position he has held since January 2002. Prior to that and since March 2001, he was Executive Vice President, Operations, and was responsible for all Olin business operations including the Brass Division, (currently part of the Metals Group), Winchester and Chlor Alkali Products. He joined Olin’s Brass Division in 1972 and held a number of positions of increasing responsibility in the Brass Division manufacturing and engineering organization. In 1985, he was appointed Vice President, Manufacturing and Engineering. He was appointed President of Olin Brass and a Corporate Vice President in 1996. He holds a BS degree in Metallurgical Engineering from the University of Missouri, Rolla. Mr. Rupp has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 2002.

The Board recommends that you vote FOR the election of Ms. Kamsky, Mr. Rompala and Mr. Rupp as Class II Directors.

How many votes are required to elect a Director?

A nominee will be elected as a Director if a plurality of the votes cast in the election is in favor of the nominee. Abstentions and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast.

Who are the other remaining Directors and when are their terms scheduled to expire?

The terms of the following Directors will continue after the 2005 annual meeting, as indicated below.

CLASS I

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2007

DONALD W. GRIFFIN, 68, retired as Chairman of Olin in April 2003, a position he held since 1996. From 1996 through 2001, he also served as Olin’s President and Chief Executive Officer. He joined Olin in 1961 and from 1963 served in a variety of Brass Division, which subsequently became part of the Metals Group, marketing positions, including director of international business development and vice president, marketing. In 1983, he was elected a corporate Vice President and President of the Brass Group. In 1985, he was named President of the Winchester Group; in 1986, President of the Defense Systems Group; in 1987, Executive Vice President; in 1993, Vice Chairman-Operations; in 1994, President and Chief Operating Officer; in January 1996, Chief Executive Officer; and in April 1996, Chairman. He is a graduate of the University of Evansville, Evansville, IN and completed the Graduate School for Sales and Marketing Managers at Syracuse University, Syracuse, NY. Mr. Griffin is a Director of Eastman Chemical Company (a manufacturer of chemicals, fiber and plastics products) and Barnes Group Inc. (a manufacturer and distributor of precision metal parts and industrial supplies). He is on the Board of Trustees of the Buffalo Bill Historical Center and the University of Evansville. He is a life member of the Navy League of the United States and the Surface Navy Association. Mr. Griffin has completed four hours of director education, which is accredited by Institutional Shareholder Services. Olin Director since 1990.

RANDALL W. LARRIMORE, 57, is Chairman of Olin, a position he has held since April 2003. From 1997 until his retirement in December 2002, he served as President and Chief Executive Officer of United Stationers Inc., a wholesale distributor of office products. From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., a subsidiary of Fortune Brands, Inc. (a consumer products company). He holds a BA degree from Swarthmore College and an MBA degree from the Harvard Business School. He is a member of the Board of Directors of Campbell Soup Company (a manufacturer and marketer of soup and other food products), Air-serv, Inc. (a private company that is a provider of tire inflation services) and Evanston Northwestern Healthcare Foundation (an academic healthcare system). He is also trustee of Lake Forest Academy. Mr. Larrimore has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 1998; Chair of the Executive Committee, member of the Audit Committee, Directors and Corporate Governance Committee and the Compensation Committee.

ANTHONY W. RUGGIERO, 63, is Executive Vice President and Chief Financial Officer of Olin, a position he has held since January 1999. He joined Olin in 1995 as Senior Vice President and Chief Financial Officer. Mr. Ruggiero served as Senior Vice President and Chief Financial Officer of The Reader’s Digest Association, Inc. (a publisher and direct marketer) from 1990 to 1995. He joined Squibb Corporation (a producer and distributor of medicines) in 1969 and served as Senior Vice President and Chief Financial Officer and a Director from 1983 to 1990. He holds a BS degree from Fordham University, an MBA degree from the Columbia Business School, and a Post Master’s Certificate in Accounting. He is a member of the Financial Executives Institute, a Director and Audit Committee Chair of Carlisle Companies Incorporated (a manufacturer and distributor of products for the roofing, construction, trucking, automotive, food service, industrial equipment, lawn and garden and aircraft manufacturing industries). He is also a former Director and Audit Committee Chair of Primex Technologies, Inc. (an ordnance and aerospace contractor). Mr. Ruggiero has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 1999.

CLASS III

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2006

WILLIAM W. HIGGINS, 69, retired as a Senior Vice President of The Chase Manhattan Bank, N.A. (a national bank) and a senior credit executive of its Institutional Bank in December 1990. He joined the bank in 1959 after receiving a BA degree from Amherst College and an MBA degree from Harvard Business School. He was appointed Assistant Treasurer in 1962, Second Vice President in 1965 and Vice President in 1968. He was appointed a Senior Vice President and a Credit Policy Executive in 1983. From 1979 to 1983, he served as Deputy Sector Credit Executive of the Corporate Industries Sector. Prior to that, he was Group Credit Officer of the Corporate Banking Department and before that, District Executive of the Petroleum Division of the same Department. He is a Director and former Chairman of the Greenwich Emergency Medical Service, Inc. (a not-for-profit corporation) in Greenwich, CT. He is past President of the Belle Haven Landowners Association in Greenwich, a former member of the Representative Town Meeting in Greenwich, and a former trustee of the Canterbury School in New Milford, Connecticut. He is a Director and Audit Committee member of Connecticut Community Bank, N.A. (a national bank) and its holding Company Associated Community Bancorp, Inc. Mr. Higgins has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 1964; Chair of the Audit Committee and member of the Compensation Committee, the Directors and Corporate Governance Committee and the Executive Committee.

JAMES G. HASCALL, 66, was Chairman and Chief Executive Officer of Primex Technologies, Inc. (an ordnance and aerospace contractor), a position he assumed in 1997 when Primex was spun off from Olin Corporation, until his retirement in January of 2001 when Primex merged into General Dynamics. From January 1996 through December 1996, Mr. Hascall served as Executive Vice President of Olin, having operating responsibility for Olin’s Brass (currently part of the Metals Group), Winchester, Ordnance and Aerospace Divisions. From 1985 through 1995, Mr. Hascall served as President of Olin’s Brass Division. He was an Olin Corporate Vice President from 1985 to 1990 and a Senior Vice President from 1990 to December 1995. Mr. Hascall earned a Bachelor of Science degree in Industrial Engineering from Washington University, St. Louis, Missouri in 1960. Mr. Hascall has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 2003; Chair of the Directors and Corporate Governance Committee and member of the Audit Committee and the Executive Committee.

PHILIP J. SCHULZ, 60, was Managing Partner of PricewaterhouseCoopers’ Hartford, Connecticut office until his retirement in July 2003. Mr. Schulz also served as the Hartford office leader of PwC’s Consumer & Industrial Products & Services industry group. He joined Coopers & Lybrand in 1967 and was Managing Partner of the Hartford office at the time of the merger of Coopers & Lybrand and Price Waterhouse in 1998. He was a member of the Firm Council and was a trustee of the PwC Foundation. He also served as a regional technical consultant and SEC reviewer and was assigned to the firm’s national office for two years. Olin’s Board of Directors has determined that Mr. Schulz qualifies as an “audit committee financial expert” for Olin under applicable SEC rules. Mr. Schulz is a Director and Audit Committee Chair of The Connecticut Bank & Trust Company (a state banking institution). Mr. Schulz has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin Director since 2003; Vice Chair of the Audit Committee and a member of the Directors and Corporate Governance Committee.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

How many meetings did Board members attend?

During 2004, the Board held eight meetings. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they served, except for Ms. Kamsky. Seven of our current nine Board members attended 100% of the meetings of the Board and committees of the Board on which they served in 2004. Ms. Kamsky attended both Board meetings held during the period she served as a director in 2004. She missed a portion of one of those meetings and did not attend one of the two Audit Committee meetings held during the period she served on the Audit Committee in 2004, due to prior commitments at the time she was elected to the Board and appointed to the Audit Committee. All of our directors attended the 2004 annual shareholders meeting. We do not have a policy regarding directors’ attendance at the annual shareholders meeting; however, they typically attend the meeting and a Board meeting, which is scheduled after the annual shareholders meeting.

Which Board members are independent?

Our Board has determined that all of its members, except Messrs. Griffin, Ruggiero and Rupp, are independent in accordance with applicable New York Stock Exchange (NYSE) listing standards, including consideration of all relevant facts and circumstances in concluding that none of the members determined to be independent had a material relationship with Olin.

Does the Company have corporate governance guidelines and a code of business conduct?

The Board has adopted Principles of Corporate Governance and a Code of Business Conduct. The Code of Business Conduct applies to our directors and all of our employees, including our chief executive officer, chief financial officer, and principal accounting officer/controller. Each of our three major standing Board committees (Audit, Compensation and Directors and Corporate Governance) acts under a written charter adopted by the Board. All of these documents can be viewed on our website at www.olin.com in the Corporate Governance Section of the Investor section. In addition, we will disclose any amendment to, or waiver from, a provision of our Code of Business Conduct for our CEO, CFO, principal accounting officer/controller or other employees performing similar functions on that website.

What are the committees of the Board?

Our committees of the Board are:

The Audit Committee, which held twelve meetings during 2004, advises the Board on internal and external audit matters affecting us. The audit committee acts under a written Charter adopted by the Board in 1997, and reviewed and updated in 2003. The audit committee is comprised solely of directors who meet the NYSE standard for independence and its members are: William W. Higgins, Chair, James G. Hascall, Virginia A. Kamsky, Randall W. Larrimore and Philip J. Schulz, Vice Chair. The Board has also determined that Philip J. Schulz meets the SEC definition of an “audit committee financial expert”. The audit committee:

•	has sole authority to directly appoint, retain, compensate, evaluate and terminate our independent auditors;

•	reviews with our independent auditors the scope and results of their examination of our financial statements and any investigations and surveys by such auditors;

•	pre-approves and monitors audit and non-audit services performed by our independent auditors;

•	reviews its charter annually and publishes the charter in the annual meeting proxy statement in accordance with Securities and Exchange Commission (SEC) regulations;

•	reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our Form 10-K and Form 10-Qs before filing or distribution;

•	reviews with management and our independent auditors, the interim financial results and related press releases before issuance to the public;

•	reviews audit plans, activities and reports of our internal and regulatory audit departments;

•	reviews the presentations by management and our independent auditors regarding our financial results;

•	monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;

•	monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation compliance;

•	monitors our insurance and risk management process;

•	oversees our ethics and business conduct programs and procedures; and

•	has the authority to hire its own independent advisors.

The Compensation Committee, which held four meetings during 2004, sets policy, develops and monitors strategies for, and administers the programs that are used to compensate the chief executive officer and other senior executives. The compensation committee is comprised solely of directors who meet the NYSE standard for independence and its members are: Richard M. Rompala, Chair, William W. Higgins and Randall W. Larrimore. The compensation committee:

•	approves the salary plans for senior executives including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;

•	approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;

•	administers the incentive compensation plans, stock option plans, and long-term incentive plans;

•	annually evaluates the performance of the chief executive officer;

•	performs settlor functions for the Company’s benefit plans such as establishing, designing and amending employee benefits;

•	approves executive and change-in-control agreements;

•	advises the Board on the compensation of directors; and

•	has the authority to hire its own independent advisors.

The Directors and Corporate Governance Committee, which held four meetings during 2004, assists the board in fulfilling its responsibility to our shareholders relating to the selection and nomination of officers and directors. The directors and corporate governance committee is comprised solely of directors who meet the NYSE standard for independence and its members are: James G. Hascall, Chair, William W. Higgins, Virginia A. Kamsky, Randall W. Larrimore, Richard M. Rompala and Philip J. Schulz. The directors and corporate governance committee:

•	makes recommendations to the Board regarding the election of the chief executive officer;

•	reviews the nominees for our other officers;

•	makes recommendations to the Board regarding the size and composition of the Board and the qualifications and experience that might be sought in Board nominees;

•	seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and renomination as Directors;

•	assesses whether the qualifications and experience of Board nominees meet the current needs of the Board;

•	reviews plans for management development and succession;

•	periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board;

•	reviews and makes recommendations to the Board regarding the composition, duties and responsibilities of various Board committees;

•	reviews and advises the Board on such matters as protection against liability and indemnification;

•	reports periodically to the Board on the performance of the Board itself as a whole; and

•	has the authority to hire its own independent advisors.

The Executive Committee meets as needed in accordance with our By-laws. Between meetings of the Board, the executive committee may exercise all the power and authority of the Board (including authority and power over our financial affairs) except for matters reserved to the full Board by Virginia law and matters for which the Board gives specific directions. During 2004, this committee held no meetings. The executive committee is comprised solely of directors who meet the NYSE standard for independence and its members are: Randall W. Larrimore, Chair, James G. Hascall, William W. Higgins and Richard M. Rompala.

What is Olin’s Director nomination process?

Our Directors and Corporate Governance Committee acts as our nominating committee. As a policy, the Committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner. Our Principles of Corporate Governance provide that the Board Chair, Chief Executive Officer, other directors, employees and shareholders, may recommend director nominees to the Committee. The Committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. The Committee reviews and evaluates each nominee and the Committee Chair, the Board Chair and the CEO interview the potential Board candidates selected by the Committee. The interview results, along with the Committee’s recommended nominees, are submitted to the full Board.

Criteria for new Board members include recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. Racial and gender diversity are important but not at the expense of particular qualifications and experience that are required to meet the needs of the Board. The Committee also strives to include Board members with the personal qualities and experience that taken together will ensure a strong Board of Directors. The principal qualities of an effective corporate Director include strength of character, an inquiring and independent mind, practical wisdom, and mature judgment.

This year, we have one nominee who is not an executive officer or director standing for re-election, Virginia A. Kamsky. Ms. Kamsky is currently a member of our Board, selected by the Board in September 2004 to fill a vacancy. Ms. Kamsky was recommended by an outside director search firm that the Board retained to identify potential candidates.

A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of his or her experience and other qualifications for the position, in writing addressed to the Board of Directors in care of the General Counsel, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. The notice may be sent at any time, but for a candidate to be considered by the Committee as a nominee for an annual shareholder meeting, we must receive the written information at least 150 days before the anniversary of the date of the prior year’s proxy statement. For example, for candidates to be considered for nomination by the Committee at the 2006 annual meeting, we must receive the information from shareholders on or before October 16, 2005.

In addition to shareholders proposing candidates for consideration by the Committee, Olin’s By-Laws provide for shareholders to directly nominate individuals at the annual shareholder meeting for election to the Board by delivering a written notice of the nomination to Olin’s Secretary no later than the date 90 days prior to the anniversary of our annual shareholders meeting for the prior year. Information on individuals who will be directly nominated by a shareholder at the Annual Meeting will not be included in our Proxy Statement. For example, for a candidate to be nominated directly by a shareholder for election at the 2006 annual meeting, we must receive notice from the shareholder on or before January 28, 2006. The written notice must include the information under the paragraph “How can I directly nominate a Director for election to the Board at the 2006 meeting?” under the heading “Miscellaneous” above.

Who presides at Executive Sessions of the Board of Directors?

In accordance with our Principles of Corporate Governance, depending on the subjects to be discussed, the independent directors select a director to lead that executive session. The directors often select our independent Chairman of the Board to preside.

How are the Directors compensated?

During 2004, we compensated each non-employee Director on the Board with:

•	an annual retainer of $30,000, of which $25,000 was paid in shares of common stock or credited in the form of phantom stock units;

•	phantom stock units with an aggregate fair market value equal to $45,000, rounded to the nearest 100 shares;

•	a fee of $1,500 for each meeting of the Board and for each meeting of a committee of the Board attended by a committee member, which was increased to $2,000 per meeting effective January 1, 2005;

•	a $10,000 annual fee for the chairs of the Audit, Compensation and Directors and Corporate Governance Committees and a $7,500 annual fee for the vice chair of the Audit Committee;

•	reimbursement for expenses incurred in the performance of their duties as Directors;

•	a 50% matching contribution to an eligible institution for gifts made by a Director to such institution, up to a maximum of $5,000 per Director per year; and

•	insurance coverage including: director’s liability insurance, personal excess liability coverage of $5 million per director, and coverage while on Company business under our business travel accident insurance policy.

Directors may elect to receive common stock instead of cash for any portion of their cash compensation. Directors may also elect to defer any cash payments and may elect deferred phantom stock units instead of an immediate stock grant. Deferred cash is credited with interest quarterly and phantom stock units are credited with dividend equivalents. Phantom stock units are paid out in shares of common stock, or at the Director’s election, in cash. If there is a “Change in Control” as defined in the 1997 Stock Plan for Non-employee Directors (which we refer to as the Directors Plan), the balance of any deferred account is paid to the Directors.

The Directors Plan also holds, as “phantom” shares, the shares of common stock of Arch Chemicals, Inc. issued to any Director as a dividend distribution on their shares of Olin common stock held in their Directors Plan accounts at the time of the spin-off of Arch Chemicals, Inc. Those Arch Chemicals, Inc. phantom shares are payable only in cash, unless a Director elects to transfer the Arch Chemicals, Inc. phantom shares into their Olin common stock accounts.

Directors who are also employees of Olin do not receive any extra compensation for their services as Directors.

Mr. Donald Griffin retired as an employee of Olin effective April 30, 2002, but continued to serve as Chairman of the Board until April 24, 2003. In 2004, he was provided with access to an office and secretarial support, the cost of which in the aggregate did not exceed $1,000. As a former executive of Olin, in 2004 Mr. Griffin received a performance share payout of $238,525 for the performance period 2001-2003 and realized $223,508 in proceeds from the exercise of Olin stock options.

In April 2003, the Board awarded Mr. Randall Larrimore an annual cash retainer of $50,000 for his service as Chairman of the Board. In April 2004, the Board awarded Mr. Larrimore an annual cash retainer of $100,000 for his service as Chairman of the Board.

Report of the Audit Committee

The Directors on the Audit Committee are William W. Higgins, James G. Hascall, Virginia A. Kamsky, Randall W. Larrimore and Philip J. Schulz. All members of the Committee are “independent” Directors under New York Stock Exchange (NYSE) listing standards. In addition, all members of the Committee meet the financial literacy requirements outlined in the NYSE listing standards and Olin’s Board of Directors has determined that Mr. Schulz meets the definition of an “Audit Committee Financial Expert” under SEC rules. As discussed in the director’s biographies on pages 6 to 10, the members of the Audit Committee also participated with the other members of the Board in up to eight hours of continuing education. The Committee also completed a self-assessment at the end of 2004.

One Director was added in October 2004 to increase the total Committee membership to five Directors, and because of the expanding scope of the committee duties, the Board of Directors created the office of Vice Chair of the Audit Committee. Mr. Schulz assumed the position of Vice Chair with responsibility for financial reporting related matters, including Sarbanes-Oxley Act of 2002 (SOX) 404 compliance and management of the Company’s independent auditor, in July 2004.

The Audit Committee has taken several steps to ensure the integrity of the Corporation’s financial reporting process and systems of internal control to evaluate the independence and performance of the Corporation’s independent auditors and internal audit functions and to encourage private communication between the Audit Committee and the internal auditors and our independent auditor, KPMG LLP. In addition to the five regularly scheduled meetings, the Committee held seven special meetings during the year to review earnings guidance press releases, to monitor the Company’s progress in complying with Section 404 of SOX, and to review filings with the Securities and Exchange Commission (SEC). In addition to the Committee meetings, Mr. Schulz, Vice Chair of the Committee, held a total of eight progress review meetings with the Company’s SOX 404 compliance team and Olin’s independent auditors to monitor the Company’s progress.

The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2004 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) 61, Communication with Audit Committees, as amended.

In addition, the Audit Committee received the written disclosures and a letter from the independent auditors, KPMG LLP, required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The Audit Committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries including corrective actions taken. The Audit Committee also negotiated the hiring of KPMG for the 2004 audit and pre-approved all fees which SEC rules require the Committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the report of the independent accountants and the other materials discussed above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC.

February 24, 2005

William W. Higgins, Chair

Philip J. Schulz, Vice Chair

James G. Hascall

Virginia A. Kamsky

Randall W. Larrimore

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by each Director and nominee for Director and by the individuals named in the Summary Compensation Table?

This table shows how many shares of our common stock certain persons beneficially owned on January 15, 2005. Those persons include each Director and Director nominee, each individual named in the Summary Compensation Table on page 21, and all current Directors and executive officers as a group. A person has “beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	No. of Shares Beneficially Owned (a)	Percent of Common Stock (b)
Donald W. Griffin	826,803	1.2
James G. Hascall	7,354	—
William W. Higgins (c)	249,355	—
Virginia A. Kamsky	898	—
Randall W. Larrimore	31,727	—
Richard M. Rompala	39,544	—
Philip J. Schulz	7,572	—
Joseph D. Rupp	371,817	—
Anthony W. Ruggiero	402,283	—
Thomas M. Gura	227,821	—
Peter C. Kosche (d)	308,311	—
John L. McIntosh	129,832	—
Directors and executive officers as a group, including those named above (18 persons) (c,d)	2,927,279	4.0

(a)	Includes shares credited under the CEOP on January 15, 2005, phantom stock units credited to deferred accounts under the Directors Plan, and shares that may be acquired within 60 days (by March 15, 2005) through the exercise of stock options as follows:

Name	Number of Phantom Stock Units Held in Director Deferred Accounts*	Number of Shares Subject to Options Exercisable in 60 days
Mr. Griffin	6,300	743,774
Mr. Hascall	4,817	—
Mr. Higgins	36,524	—
Ms. Kamsky	600	—
Mr. Larrimore	28,248	—
Mr. Rompala	39,044	—
Mr. Schulz	3,609	—
Mr. Rupp	—	320,496
Mr. Ruggiero	—	392,283
Mr. Gura	—	223,154
Mr. Kosche	—	290,427
Mr. McIntosh	—	122,620
Directors and executive officers as a group, including those named above (18 persons)	119,142	2,386,316

*	Such shares have no voting rights.

(b)	Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock.
(c)	Includes 89,793 shares held in two trusts of which Mr. Higgins’ spouse is beneficiary and co-trustee; and 42,300 shares held in three trusts of which Mr. Higgins is co-trustee and his children are beneficiaries; does not include 144,677 shares held in three trusts, in which Mr. Higgins’ spouse has an interest. Mr. Higgins disclaims beneficial ownership of all such shares.
(d)	Includes 838 shares held by Mr. Kosche’s minor daughter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and these persons must furnish us with copies of the forms they file. Based solely on our review of the copies of these forms furnished to us and on written representations, we believe that our officers, Directors and ten-percent beneficial owners complied with all Section 16(a) filing requirements in 2004.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation for 2004

Compensation Philosophy

Olin designs its executive compensation policies and programs based on specific objectives:

•	attract, motivate and retain the highest quality executives,

•	align executive interests with those of the Company’s shareholders,

•	provide an incentive to executives to achieve quantifiable financial and other strategic objectives in a manner consistent with the Company’s values, and

•	unite management as a team, emphasizing group results.

To accomplish these objectives, the Company emphasizes variable compensation, an emphasis consistent with competitive practice.

Executive Compensation Program as Administered in 2004

The compensation committee establishes total compensation opportunities listed below (and the three individual components) for the CEO and other named executive officers, based on a competitive analysis, targeted to the median of a group of companies provided by the independent consultant that represent general U.S. industry, referred to as the “comparator group.”

The committee engages independent executive compensation consultants who provide it with an annual assessment of the Company’s relative position within the comparator group and advice and counsel with respect to the competitiveness of the design and administration of executive compensation programs. The independent consultants also advise the committee on regulatory changes and other matters related to executive compensation practices. The total target compensation opportunity for each executive includes the following components:

•	annual base salary;

•	annual incentive award opportunity, and

•	long term incentive award.

Once the committee determines the total targeted compensation opportunity for the CEO and the other named executive officers, the committee determines the appropriate mix of these three components, again with the advice of outside executive compensation consultants, using the competitive analysis.

Base Salary

In April of 2004, the President and Chief Executive Officer’s base salary was increased to $650,000 per year. Factors utilized by the committee in determining the CEO’s 2004 salary included analyses of the comparator group, the scope of his responsibilities, and his time in the position. The CEO’s base salary was well below the median of the comparator group in 2004. The Committee also increased the base salaries of the other named executives effective April 1, 2004.

Annual Incentive Award

For 2004, the annual incentive program design was the same as originally implemented in 2002. Annual incentive awards are paid from a pool of available monies that is a function of Olin Corporation’s Earnings Per Share performance for the year. The amounts payable to the CEO and the other named executives may not exceed the individual maximum payment amounts determined under the Senior Management Incentive Compensation Plan for 2004 performance.

For the CEO and other named executives, during the first quarter of the year, the Committee establishes the pool generation formula that will be used to establish the total payout pool, the participants and the payout matrix (i.e. the portion of the total payout pool payable to each executive). Following the end of the performance year, the Committee reviews the financial results, computes the total payout pool and the portion payable to each executive. The Committee retains the discretion to reduce the bonus payable to each executive but any reduction in the amount of one executive’s bonus cannot result in an increase in the bonus of another executive.

The Committee awarded the CEO a bonus of $500,000 for 2004, of which approximately 70% percent was based on a formula related to net income and 30% was based on the accomplishment of certain strategic objectives, including operational improvements, the relocation of corporate headquarters and improved environmental performance. This compares to his annual incentive payout for 2003 of $175,000. The actual payout for the other named executives (other than the participants in the Voluntary Employment Separation Program, discussed below) was also earned based on financial performance and their individual performance against strategic objectives.

Long Term Incentive Award

The compensation committee determined the long-term incentive award opportunity for each named executive officer in early 2004, based on the competitive analysis described above. Under the current long-term incentive program, stock options represent one-half of the aggregate value of the long term incentive award opportunity, and performance share awards make up the other half.

Olin determines the grant size for stock options by indexing the grant size based on Olin’s Total Shareholder Return (TSR) relative to the S&P MidCap 400 companies. The proposed option grant for each named executive is based on the individual long-term incentive award opportunity, and the sum of these proposed option grants determines the aggregate pool of options. This aggregate pool of options is increased or decreased based on Olin’s trailing three-year TSR. TSR represents the increase in the fair market value of Olin common stock over the relevant period, including reinvestment of dividends, as calculated for the Performance Graph on page 25. The aggregate pool of options increases by 25% when Olin’s TSR falls within the top third relative to the TSR for companies in the S&P MidCap 400. The aggregate pool of options shrinks by 25% when Olin’s TSR falls within the bottom third relative to the TSR for companies in the S&P MidCap 400. Olin’s 2004 stock option grant pool was set at 100% of the aggregate pool of options, because Olin’s trailing three-year TSR for the three years ended December 31, 2003 fell at the middle third of the companies in the S&P MidCap 400.

Individual target option grant sizes are fixed by competitive analyses. Actual grants made to individuals may be increased or decreased by up to 25% by this committee (or the CEO for non-officers). The total of all adjusted grants may not exceed the aggregate pool of available options for the year. The CEO and other named executive officers received stock option grants in 2004. The option price was set at the fair market value of common stock on the date of the grant, and the options have a ten-year term. These options vest one-third each year beginning in 2005.

The other half of the individual long term incentive requirement takes the form of performance shares. At the end of a three-year performance cycle, participants receive a performance share award, paid half in shares of Olin common stock and half in cash, based on Olin’s average annual return on capital in relation to the average annual return on capital among the S&P MidCap 400 companies. The award may be increased by as much as 50% if Olin’s average annual ROC falls in the top 20% of the S&P MidCap 400 performance and may fall to 25% if Olin’s performance drops to the bottom 20% of the S&P MidCap 400 performance. The CEO and other named executive officers received grants of performance shares in 2004.

Section 162(m) of the Internal Revenue Code, or the Code, denies Olin a deduction for compensation paid to a named executive officer in a taxable year, to the extent his compensation that does not meet the definition of “performance-based compensation” exceeds $1,000,000. Olin structures the stock options, and significant portions of the remaining long term incentive and of the annual incentive, to meet the criteria for performance-based compensation. It is possible, however, that the portions of these awards that do not qualify as “performance-based compensation,” when combined with salary and other forms of compensation Olin pays to a named executive officer, may exceed this limitation in any particular year.

January 25, 2005

Richard M. Rompala, Chairman

William W. Higgins

Randall W. Larrimore

This table shows information about compensation for the Chief Executive Officer and the other four most highly compensated executive officers in 2002, 2003 and 2004.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
						Other Annual Compen- sation	Awards	Payouts		All Other Compen- sation (c)
Name and Principal Position as of December 31, 2004	Year	Salary		Bonus			Securities Underlying Options (#)	Long-Term Incentive Payouts (b)
Joseph D. Rupp President and Chief Executive Officer	2004 2003 2002	$ $ $	625,005 529,173 500,004	$ $ $	500,000 175,000 134,835	(a) (a) $110,811(a)	76,700 75,000 69,000	$ $ $	47,088 0 0	$ $ $	43,765 20,919 35,622

Anthony W. Ruggiero Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	457,506 446,250 435,000	$ $ $	234,000 69,595 47,039	(a) (a) (a)	47,000 58,000 61,000	$ $ $	84,758 0 0	$ $ $	829,888 19,003 32,334

Thomas M. Gura Executive Vice President, Metals Group	2004 2003 2002	$ $ $	396,003 390,000 352,506	$ $ $	216,000 39,422 149,717	(a) (a) (a)	35,800 44,000 43,000	$ $ $	42,379 0 0	$ $ $	655,425 13,040 24,178

Peter C. Kosche Senior Vice President, Corporate Affairs	2004 2003 2002	$ $ $	370,251 361,755 352,008	$ $ $	202,000 60,132 40,624	(a) (a) (a)	34,800 43,000 45,000	$ $ $	61,214 0 0	$ $ $	626,849 29,167 44,667

John L. McIntosh Vice President and President, Chlor Alkali Products Division	2004 2003 2002	$ $ $	299,508 292,506 285,000	$ $ $	197,279 120,034 32,072	(a) (a) (a)	21,500 23,000 24,000	$ $ $	32,961 0 0	$ $ $	19,991 9,240 16,634

(a)	We did not pay any named executive “Other annual compensation” except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual’s salary plus bonus, other than Mr. Rupp in 2002. In 2002, Mr. Rupp received $110,811, comprised of $96,891 for relocation expenses and $13,920 for Company automobile expenses.
(b)	Represents performance share awards paid one-half in cash and one-half in stock in 2004. These awards are reported in the year paid rather than the year granted, as, by their nature the awards do not reflect performance in one particular year, but rather over three years, and the number of shares are not fully determinable until paid.
(c)	Amounts reported in this column for 2004 are comprised of the following items:

	Exercise of Arch Stock Options (1)	Life Insurance Premiums (2)	Amounts Accrued For VSP
Joseph D. Rupp	$27,450	$16,315	—
Anthony W. Ruggiero	29,911	20,977	$779,000	(3)
Thomas M. Gura	12,310	15,115	$628,000	(4)
Peter C. Kosche	17,334	18,515	$591,000	(4)
John L. McIntosh	10,751	9,240	—

(1)	Olin employees may exercise their options for shares of Arch Chemicals, Inc. common stock (issued in the 1999 spin-off of Arch Chemicals) for either a cash payment or for Arch Chemicals common stock. Olin pays the difference between the option exercise price and the fair market value of Arch Chemicals common stock at the time of exercise to the employee if he or she elects to take cash, or to Arch, which then issues the appropriate number of shares to the employee, if the employee elects to take stock.
(2)	The key executive life insurance program consists of three types of benefits: active employee life insurance, retiree life insurance and survivor income benefits. At the executive’s option, the survivor income benefit may be exchanged for additional life insurance. The amounts shown represent the total premiums we paid in 2004 for these three benefits.
(3)	Represents amounts accrued in 2004 for payments and benefits under the Voluntary Employment Separation Program, none of which have been paid to date.
(4)	Represents amounts accrued in 2004 for payments and benefits under the Voluntary Employment Separation Program, all of which amounts were paid to the former executives in early 2005, except for certain benefits, accrued in the amount of $14,000 for Mr. Gura and $17,000 for Mr. Kosche.

Stock Option Plans

We grant to key employees, selected by the Compensation Committee, options to purchase shares of common stock. The option price must be at least the fair market value of the common stock on the date of the grant and the options may not be exercised later than ten years from such date. The optionee may pay the exercise price of the options in cash or in common stock, valued at the market price on the date of exercise. Our option plans do not provide for repricing or, except for anti-dilution adjustments, other adjustments to the exercise price.

The following table provides information about stock options we granted in 2004 to the individuals named in the Summary Compensation Table on page 21.

Option Grants of Common Stock in 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted (a)	% of Total Options Granted to All Employees in 2004	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (b,c)
					5%	10%
Joseph D. Rupp	76,700	11.3	$18.52	2/11/14	$893,335	$2,263,886
Anthony W. Ruggiero	47,000	6.9	18.52	2/11/14	547,415	1,387,257
Thomas M. Gura	35,800	5.3	18.52	2/11/14	416,967	1,056,677
Peter C. Kosche	34,800	5.1	18.52	2/11/14	405,320	1,027,161
John L. McIntosh	21,500	3.2	18.52	2/11/14	250,413	634,596
All Shareholders	N/A	N/A	N/A	N/A	821,901,775	2,082,860,467
All Optionees	677,900	100%	18.52	2/11/14	7,895,588	20,008,971

(a)	We awarded stock options to the five named individuals effective February 12, 2004. The options become exercisable in three equal annual increments, beginning on February 12, 2005.
(b)	No gain to the optionees is possible without appreciation in the stock price, which will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of our stock price or to establish any present value of the options.
(c)	Realizable values are computed based on the number of options granted in 2004 and still outstanding at year-end.

The following table describes options exercised during 2004 and the outstanding options at the end of 2004 for the individuals named in the Summary Compensation Table on page 21.

Aggregated Option Exercises in 2004 and Year-end 2004 Stock Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/04		Aggregate Value of Unexercised, In-the-Money Options at 12/31/04 (a)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joseph D. Rupp	0	0	226,680	189,700	821,155	860,110
Anthony W. Ruggiero	50,000	239,000	318,950	185,999	869,128	786,774
Thomas M. Gura	3,925	8,635	169,471	119,466	641,996	527,802
Peter C. Kosche	0	0	236,745	128,466	829,893	554,302
John L. McIntosh	0	0	92,286	74,833	324,522	316,381

(a)	Value was computed as the difference between the exercise price and the $22.02 per share closing price of our common stock on December 31, 2004, as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues.

The following table describes performance share awards we made in 2004 to the individuals named in the Summary Compensation Table on page 21.

Long-Term Incentive Plan—Awards in Last Fiscal Year

Name	Number of Shares	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans (a)
			Threshold (#)	Target (#)	Maximum (#)
Joseph D. Rupp	29,300	December 31, 2006	7,325	29,300	43,950
Anthony W. Ruggiero	18,000	December 31, 2006	4,500	18,000	27,000
Thomas M. Gura	13,700	December 31, 2006	3,425	13,700	20,550
Peter C. Kosche	13,300	December 31, 2006	3,325	13,300	19,950
John L. McIntosh	8,200	December 31, 2006	2,050	8,200	12,300

(a)	Actual number of shares paid (payable one-half in stock and one-half in cash) ranges between 25% and 150% of target number, based upon our average annual return on capital compared to the average annual return on capital of the Standard & Poor’s MidCap 400 companies over the performance period.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
Equity compensation plans approved by security holders (2)	5,618,310	(3)	$19.40	(3)	1,489,728	(5)
Equity compensation plans not approved by security holders (4)	N/A	(4)	N/A	(4)	N/A	(4)

Total	5,618,310		$19.40	(3,4)	1,489,728

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits and stock dividends and similar events.
(2)	Consists of the 1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries, the 2000 Long Term Incentive Plan, the 2003 Long Term Incentive Plan and the 1997 Stock Plan for Non-employee Directors. Does not include information about equity compensation plans that have expired. No additional awards may be granted under those expired plans. As of December 31, 2004:

Plan Name	Expiration Date	Number of Securities Issuable Under Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Term
1988 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries	4/30/98	325,966	$21.95	0.9 years

Olin 1991 Long Term Incentive Plan	4/30/01	734,315	$18.97	3.9 years

(3)	Includes:

•	5,018,439 shares issuable upon exercise of options with a weighted average exercise price of $19.40, and a weighted average remaining term of 5.4 years, (which include 926,775 shares subject to performance accelerated vesting options, that vest on the earlier of December 27, 2009, or the tenth day in any 30 calendar day period upon which the average of the high and low per share sales prices of Olin’s common stock as reported on the consolidated transaction system for New York Stock Exchange issues is at or above $28.00),

•	60,741 shares issuable under restricted stock unit grants, with a weighted average remaining term of 1.4 years,

•	415,492 shares issuable in connection with outstanding performance share awards, with a weighted average term of 1 year remaining in the performance measurement period, and

•	123,638 shares under the 1997 Stock Plan for Non-employee Directors which represent stock grants for retainers, other board and committee fees, and dividends on deferred stock under the plan.

(4)	Does not include information about equity compensation plans assumed in connection with the acquisition of Chase Industries Inc. in September 2002 by merger. No additional awards may be granted under those assumed plans. As of December 31, 2004, options for a total of 205,225 shares, with a weighted average exercise price of $21.34 per share, and a weighted average remaining term of 3.5 years, were outstanding under the various plans assumed in connection with that acquisition.

Does not include a total of 598,160 shares issuable upon the exercise of outstanding options under the Arch Chemicals, Inc. 1999 Long Term Incentive Plan, with a weighted average exercise price of $25.35, and a weighted average remaining term of 1.96 years. No additional options or other awards may be issued under that plan.

(5)	Does not include the 250,000 share increase in total shares available for issuance under the Amended and Restated 1997 Stock Plan for Non-employee Directors being submitted for shareholder approval at the annual meeting.

Performance Graph

This graph compares the total shareholder return on our common stock with the total return on the S&P Midcap 400 and our Peer Group, as defined below, for the five-year period from December 31, 1999 through December 31, 2004. The cumulative return includes reinvestment of dividends.

Our Peer Group consists of Georgia Gulf Corporation, Brush Engineered Materials Inc., Mueller Industries, Inc. and Wolverine Tube, Inc. Our Peer Group is weighted in accordance with market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. We calculated the weighted return for each year by multiplying (a) the percentage that each corporation’s market capitalization represented of the total market capitalization for all corporations in our Peer Group for such year by (b) the total shareholder return for that corporation for such year.

*	$100 invested on 12/31/99 in stock or index, including reinvestment of dividends.

	12/99	12/00	12/01	12/02	12/03	12/04
OLIN CORPORATION	100	117	89	90	122	140
S & P MIDCAP 400	100	118	117	100	135	158
PEER GROUP	100	74	80	70	94	134

EXECUTIVE AGREEMENTS

Pre-2005 Agreements.    As of December 31, 2004, we had executive severance agreements with two of our executive officers named in the Summary Compensation Table on page 21 and two other officers. Each agreement has an initial three-year term that expires on November 1, 2005, which is automatically extended annually for an additional year unless we provide at least 90 days notice that the term will not be so extended. We will provide notice to the following individuals that the term will expire on November 1, 2007: John McIntosh, George Pain and Joseph Rupp. If a change in control or a potential change in control of Olin (each as defined in the agreement) occurs before the agreement expires, the agreement extends to the later of three years following the date of the potential change in control or three years following the date of the change in control.

The officer agrees that if a potential change in control occurs, he or she will remain in Olin’s employ until the earlier of (1) the end of the six-month period following the potential change in control or (2) the occurrence of a change in control, so long as Olin continues to provide the officer with no less favorable office, title, duties and responsibilities.

If the officer’s employment is terminated by Olin without cause or by the officer as a result of disability or adverse changes in the terms and conditions of the officer’s employment, the officer will receive, in lieu of severance benefits under any other Olin severance plans or programs:

(1)	a lump sum cash payment (which we refer to as the executive severance amount) equal to (a) twelve months salary plus (b) the greater of the average annual incentive compensation award paid or payable by Olin in respect of the last three calendar years or the officer’s then current standard annual incentive compensation award;

(2)	an additional twelve months of service credit for pension plan purposes;

(3)	continuation for twelve months of medical, dental and life insurance coverage for the officer and his or her dependents;

(4)	outplacement services; and

(5)	if termination of employment occurs after the first quarter of any calendar year, a prorated annual incentive compensation award.

If any such termination of employment (other than as a result of disability) occurs following a change in control of Olin, the officer also will receive (a) an additional cash severance payment in an amount equal to two times the executive severance amount and (b) an additional 24 months of pension plan service credit and insurance coverage. In addition, if the officer at the end of the 36-month period following termination of employment has satisfied the eligibility requirements to participate in Olin’s post-retirement medical and dental plan, he or she will be entitled to continue in Olin’s medical and dental coverage (including dependent coverage) until the officer reaches age 65, on terms and conditions no less favorable to him or her than those in effect prior to the change in control, provided that such coverage will be secondary coverage to any coverage provided to the officer by any new employer.

If, in connection with the sale or transfer of an Olin business or assets to a third party or to a joint venture, the officer becomes an employee of the buyer or joint venture, he or she receives the benefits listed in items (1) through (4) above if his or her employment terminates under circumstances described above within 12 months of becoming employed by such buyer or joint venture. Payments are reduced for any cash severance or similar benefits from such buyer or joint venture.

An active employee on the date on which a change in control occurs, who is less than 55 and participates in our Senior Executive Pension Plan, will be entitled to a lump sum payment under that plan in an amount that, when combined with the value of his or her accrued pension benefits from all other Olin pension plans (assuming for such purpose that the officer had terminated employment upon the change in control), preserves the payment of such accrued benefits based on the subsidized early retirement factor that would be applicable if he or she had been 55 at the time of such termination of employment.

If any payments made to the executive subject the executive to the excise tax under Section 4999 of the Code, the payment will be increased so that the executive will receive the same net payment as if such tax did not apply.

Post-2004 Agreements.    In 2005, we entered into executive severance agreements and executive change in control agreements with five executive officers not named in the Summary Compensation Table on page 21. Each agreement has an initial three-year term, which is automatically extended annually for an additional year unless we provide at least 90 days notice that the term will not be so extended. Under the executive change in control agreement, if a change in control (as defined in the agreement) occurs before the agreement expires, the agreement extends for at least three years following the date of the change in control.

Executive Severance Agreements (non-change in control).    Pursuant to the executive severance agreement, if we terminate the officer’s employment without cause, the officer will receive, in lieu of severance benefits under any other Olin severance plans or programs, the payments and benefits set forth in (1) through (5) above under the pre-2005 executive severance agreements, except that the executive severance amount will be paid in installments over the twelve-month period following termination of employment. In addition, no severance payments will be made until the officer has signed a waiver and general release of claims that has become effective in accordance with its terms. If the officer becomes entitled to receive severance benefits under the post-2004 executive severance agreement, he or she must agree to one-year noncompetition and nonsolicitation covenants that are substantially identical to those currently applicable under Olin’s stock and incentive compensation plans. As under the pre-2005 executive severance agreements, if, in connection with the sale or transfer of an Olin business or assets to a third party or to a joint venture, the officer becomes an employee of the buyer or joint venture, he or she receives the benefits listed in items (1) through (4) above if his or her employment terminates under circumstances described above within 12 months of becoming employed by such buyer or joint venture, and such payments are reduced for any cash severance or similar benefits from such buyer or joint venture.

Executive Change in Control Agreements.    Pursuant to the executive change in control agreements, if, following a change in control, the officer’s employment is terminated by Olin without cause or by the officer as a result of disability or adverse changes in the terms and conditions of the officer’s employment, the officer will be entitled to the same payments and benefits as described above under the pre-2005 executive severance agreements for terminations of employment occurring following a change in control, other than the special lump sum payment described above for participants in the Senior Executive Pension Plan who are under age 55 at the time of the change in control. In addition, the payments and benefits described in the preceding sentence are not conditioned on the officer’s providing a waiver and general release of claims or on the officer complying with one-year noncompetition and nonsolicitation covenants. As under the pre-2005 agreements, the executive change in control agreements also provide that if any payments made to the officer subject the officer to the excise tax under Section 4999 of the Code, the payment will be increased so that the executive will receive the same net payment as if such tax did not apply.

VOLUNTARY EMPLOYMENT SEPARATION PROGRAM (VSP)

In late 2003, we offered all of our officers (as defined in the SEC rules adopted under Section 16 of the Securities Exchange Act of 1934) except for Mr. Rupp the opportunity to participate in a Voluntary Employment Separation Program (VSP). The VSP was part of an overall plan to significantly reduce overhead expenses, as we considered relocation of our executive offices from Norwalk, Connecticut to Clayton, Missouri. Acceptance of an officer into the VSP was solely at our discretion, and we retained the right under the VSP to establish a separation date for each individual and to set a potential limit on the number of officers participating. In early 2004, we announced that six individuals would separate from Olin under the VSP, including three of the named executive officers, with individual separation dates between August of 2004 and April of 2005. Mr. Anthony W. Ruggiero, Executive Vice President and Chief Financial Officer will separate from Olin in April 2005. Mr. Thomas M. Gura, Executive Vice President, Metals Group and Mr. Peter C. Kosche, Senior Vice President, Corporate Affairs each separated from Olin on December 31, 2004.

Each VSP participant receives the benefits he or she would receive under the Pre-2005 Executive Agreements described above, as though his or her employment was terminated without cause, plus reimbursement of various legal and financial planning expenses in an aggregate amount not to exceed $15,000, and may continue to use his or her company car and computer for one year following termination.

Receipt of benefits under the VSP is conditioned upon the officer: (i) assisting with the transition of his or her duties, (ii) complying with confidentiality provisions, (iii) agreeing to reasonable changes in authority, duties and responsibilities until the separation date, and (iv) executing a waiver and release at the time of separation.

CONSULTING AGREEMENTS

In early 2005, Olin entered into one-year consulting agreements with three of its former officers, Peter Kosche, Thomas Gura and Janet Pierpont. Our CEO, Joseph Rupp, administers the agreements. Although we have not committed to any minimum level of services, the agreements provide that:

•	the executive will be available to us on reasonable notice, to provide services in the areas of his/her expertise;

•	we will compensate the executive at a specified daily rate (approximately equal to his/her annual direct compensation divided by the average working days in a year) for each day he/she provides services, plus reimbursement of reasonable expenses;

•	we indemnify the consultant for claims related to his/her consulting services, except to the extent for the consultant’s willful misconduct or knowing violation of criminal laws;

•	we waive any claims against the consultant arising out of his/her performance under the consulting agreement; and

•	the consultant will honor the confidentiality of our proprietary agreement, and will not provide services to any of our competitors during the term of the agreements.

The agreements may be extended beyond the end of 2005 if the parties agree, and may be terminated by either party on thirty days’ written notice.

RETIREMENT BENEFITS

Qualified Pension Plan for Employees

For employees hired prior to January 1, 2005, we provide fixed retirement benefits through a tax qualified pension plan and two non-qualified plans described below. The normal retirement age is 65, but early retirement is available after age 55 with at least 10 years of service. (If early retirement is before age 62, the employee receives reduced benefits.) The pension benefits are calculated based on the average cash compensation per year (salary and bonus shown in the Summary Compensation Table on page 21) for the highest three years during the ten years before and including the year in which an employee retires. The normal retirement allowance is 1.5% of the employee’s average compensation multiplied by the number of years of service, less a percentage of the employee’s primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit).

When the employee qualifies and elects to retire, the benefits from the qualified plan will be paid in monthly installments, unless the present value of the benefit is less than $5,000. The qualified pension plan, called the Olin Corporation Employees Pension Plan, provides that if within three years following a “Change in Control” of Olin, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger, or other transfer of assets or liabilities of the plan, and such termination, merger or other event thereafter takes place, plan benefits would automatically increase for affected participants (and retired participants) to absorb any surplus plan assets.

Defined Contribution Plan

For salaried employees hired on or after January 1, 2005, we provide a defined contribution based on a specific rate of contribution and the benefit an employee receives is the value of the accumulated contributions, which reflects the investment performance. We make an annual contribution of 5% of eligible pay to a retirement account within the Corporation’s Contributing Employee Ownership Plan for salaried employees hired on or after January 1, 2005.

Non-Qualified Pension Plans

Olin Supplementary and Deferral Benefit Pension Plan, or Supplemental Plan

Under this Supplemental Plan, we pay a supplemental pension based on the formula described above on deferred compensation, including deferred incentive compensation.

The Supplemental Plan also provides additional pension benefits to highly compensated employees, whose benefits from qualified plans are limited by the Code. This plan provides for the payment of supplemental pension benefits equal to the reduction in the qualified plan benefit resulting from the IRS limitations.

The non-qualified Supplemental Plan provides that executives whose benefits have an actuarial present value in excess of $100,000 shall receive such benefits in the form of an “accelerated distribution,” unless the executive instead elects to receive monthly benefits. An “accelerated distribution” means that the executive will receive payment in the amount of the actuarial present value of the benefit due in one, two or three annual installments, as determined by the Company.

In the event of a “Change in Control,” we will pay each eligible employee a lump sum amount in cash sufficient to purchase an annuity which will provide the same monthly after tax benefit as the employee would have received under the Supplemental Plan based on benefits accrued as of the date of the Change in Control. The lump sum payment will be reduced to take into consideration monthly payments provided under trust arrangements or other annuities we establish or purchase in order to make payments under this plan.

Senior Executive Pension Plan, or Senior Plan

Our Senior Plan provides additional pension benefits for executives, as described in the Senior Plan. Under the Senior Plan, we pay pension benefits to executives when they retire after age 55. Benefits are reduced for executives who retire before age 62. The benefits are based on the average of the executive’s annual compensation (salary and bonus shown in the Summary Compensation Table on page 21) for the highest three years out of the last ten years that the executive is employed by the Company, including the year in which an executive retires. The benefits equal 3% of the executive’s average compensation multiplied by the number of years of participation in the Senior Plan, reduced by pension benefits that accrued under our qualified and other non-qualified plan for the period of time credited under the Senior Plan, and further reduced by 50% of employee’s primary Social Security benefit. The maximum benefit payable is 50% of the employee’s average compensation reduced by amounts payable from our qualified and non-qualified plans and certain adjustments set forth in the plan documents, if applicable. The Senior Plan also provides benefits to an executive’s surviving spouse equal to 50% of the executive’s benefits.

To receive benefits under the Senior Plan, an executive must meet the service requirements and other plan provisions regarding suspension of benefit accruals and cessation of benefits. Even if the benefits have accrued, the compensation committee may remove a participant from the Senior Plan for cause.

The Senior Plan provides that executives whose benefits have an actuarial present value in excess of $100,000 shall receive such benefits in the form of an “accelerated distribution,” unless the executive instead elects to receive monthly benefits. An “accelerated distribution” means that the executive will receive payment in the amount of the actuarial present value of the benefit due in one, two or three annual installments, as determined by the Company. However, in the event of a “Change in Control,” the Senior Plan will pay qualified executives a lump sum amount in cash sufficient to purchase an annuity, which will provide the same after-tax benefit. In addition, the agreements described above under “Executive Agreements” provide that an executive officer who is less than age 55 at the time of a “Change in Control,” will be treated as if he or she had retired at age 55, and the lump sum payment will be calculated based on the years of service at the date of a “Change in Control.”

The following table shows the maximum amount of retirement benefits annually payable in total under the qualified pension plan and the non-qualified pension plans. These amounts will be reduced by applicable offsets according to the plans’ provisions.

Pension Plan Table

	Years of Service
Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 200,000	$60,000	$90,000	$100,000	$100,000	$100,000	$105,000	$120,000
300,000	90,000	135,000	150,000	150,000	150,000	157,500	180,000
400,000	120,000	180,000	200,000	200,000	200,000	210,000	240,000
500,000	150,000	225,000	250,000	250,000	250,000	262,500	300,000
600,000	180,000	270,000	300,000	300,000	300,000	315,000	360,000
700,000	210,000	315,000	350,000	350,000	350,000	367,500	420,000
800,000	240,000	360,000	400,000	400,000	400,000	420,000	480,000
900,000	270,000	405,000	450,000	450,000	450,000	472,500	540,000
1,000,000	300,000	450,000	500,000	500,000	500,000	525,000	600,000

Credited years of service for the named executive officers as of December 31, 2004 are as follows: Mr. Rupp, 33.0 years (18.5 years under the Senior Plan); Mr. Ruggiero, 9.3 years (9.3 years under the Senior Plan); Mr. Gura, 36.6 years (17.5 years under the Senior Plan); Mr. Kosche, 31.9 years (11.6 years under the Senior Plan) and Mr. McIntosh, 27.6 years (5.9 years under the Senior Plan).

Other

Under our compensation plans and arrangements, all participants, including Directors, may defer payment of salaries, Director compensation and incentive compensation to cash and phantom stock accounts.

On October 2, 2003, John L. McIntosh executed a five-year $60,000 Promissory Note with Olin pursuant to a formal written commitment from Olin to Mr. McIntosh dated April 11, 2002 (prior to the enactment of SOX). Olin provided the loan commitment to Mr. McIntosh and his lender as a relocation benefit, in connection with Mr. McIntosh’s construction of a new home in Tennessee following his relocation from Connecticut. Mr. McIntosh repaid the loan to Olin in full in October 2004.

ITEM 2—PROPOSAL TO APPROVE AMENDED AND RESTATED 1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors proposes that the shareholders approve the Amended and Restated 1997 Stock Plan for Non-employee Directors, or the Directors Plan, as amended and restated by the Board on January 26, 2005. The proposed amended and restated Directors Plan is subject to shareholder approval, and until such approval, the current form of Directors Plan remains in effect.

The principal features of the Directors Plan are summarized below. The summary is not intended to be a complete description of the Directors Plan, and you should review the entire Directors Plan, a copy of which is included in this Proxy Statement as Appendix A.

Purpose

The purpose of the Directors Plan is to promote our long-term growth and financial success by attracting and retaining directors of outstanding ability who are not our employees, and by promoting a greater alignment of interest between such directors and our shareholders. The Directors Plan is designed to achieve its purpose by paying a significant portion of director compensation in our common stock, which is subject to market risks and tied to Olin’s performance, rather than in cash.

The Directors Plan currently authorizes a maximum of 300,000 shares of Olin common stock for issuance. The amended and restated Directors Plan would increase that number to 550,000. As of the end of February 2005, the total number of shares available for issuance was approximately 48,000. Approximately 298,000 shares would have been available as of that date under the Directors Plan as amended and restated. We believe it is important to our continued success that we have available an adequate reserve of shares under the Directors Plan for use in attracting, retaining and rewarding high caliber outside directors, particularly in light of the additional duties imposed on board members under recent corporate governance initiatives. In light of historical usage and expected future usage, we expect that the addition of these shares will be sufficient to provide the Directors Plan with adequate shares through 2011, although this estimate will be affected by the actual number of directors and the price of our common stock.

We intend to register the 250,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval.

Administration

The Compensation Committee of our Board of Directors administers the Directors Plan. Each member of that committee serves at the pleasure of the Board. Decisions of the committee are final and binding on all parties.

Eligibility

Any Olin director who is not an Olin employee participates in the Directors Plan.

Awards

Annual Stock Grant.    Each non-employee director on January 1 in any calendar year receives shares of Olin common stock with an aggregate fair market value equal to $45,000, rounded to the nearest 100 shares. If a director becomes a non-employee director after January 1, he or she receives a number of shares (rounded up to the next whole share in the event of a fractional share) of Olin common stock equal to one-twelfth of the number of shares issued to each other director earlier that year, multiplied by the number of whole calendar months remaining in the calendar year following the date he or she becomes a director. Receipt of shares for annual stock grants is automatically deferred until the director leaves the Board, but a director may extend the automatic deferral period.

Annual Retainer.    A non-employee director on January 1 receives an annual retainer for that year, in an amount specified by the Board. For 2004, that amount was $30,000. Directors receive $25,000 of the retainer in shares of Olin common stock. The remainder of the annual retainer, which we refer to as the “excess retainer”, is paid in cash (or in common stock if the director so elects).

If a director becomes a non-employee director after January 1, he or she receives a number of shares (rounded up to the next whole share in the event of a fractional share) of Olin common stock having an aggregate fair market value equal to $2,084 (or one-twelfth of the number of shares received by directors for a full year under the amended and restated Directors Plan), times the number of whole calendar months remaining in such calendar year after the date he or she becomes a non-employee director. He or she also receives a proportionate share of the excess retainer received by the other directors.

Election to Receive Meeting Fees, Committee Fees, Chair Fees and Excess Retainer in Stock In Lieu of Cash.    A director may elect to receive all or a portion of his or her board and committee meeting fees, fees received as board or committee chair and excess retainer in the form of shares of Olin common stock.

Deferral of Meeting Fees, Committee Fees, Chair Fees and Retainer.    A director may elect to defer all or a portion of his or her board and committee meeting fees, fees received as board or committee chair and his or her retainer (whether payable in cash or stock).

Arch Chemicals Shares.    In connection with the distribution of all outstanding shares of Arch Chemicals, Inc. to our shareholders on February 8, 1999, an Arch stock account was created for each participant in the Directors Plan at that time. Each such director’s account was credited with a number of shares of Arch Chemicals common stock equal to the number of shares the director would have received if he or she held the shares directly that were credited to his or her Olin stock account on the record date for the distribution.

Available Shares.    The total number of shares of Olin common stock that may be issued under the Directors Plan is 300,000 (550,000 after shareholder approval of the amendment and restatement). The amount of the share grants and the total shares issuable under the Directors Plan may be increased or decreased by certain changes in capitalization described below. As of the end of February 2005, approximately 48,000 shares remained available for issuance under the Directors Plan. Approximately 298,000 shares would have been available as of that date under the Directors Plan as amended and restated.

Dividends.    Each time a dividend is paid on Olin common stock, a director receives a credit for dividends on shares held in the director’s stock account, except that dividends attributable to shares credited for annual stock grants or the one-time stock grant are paid immediately, unless the director has elected to defer such dividends.

Cash dividends on shares of Olin or Arch Chemicals common stock are paid in cash unless the director has elected to defer the dividends, in which case the dividends are credited to the applicable stock account. Other than such deferred dividends, a director may not contribute or add to his or her Arch Chemicals stock account.

Interest on Cash Balances.    Each director’s cash account is credited with interest on his or her cash account balance at the rate of our before-tax borrowing cost. We pay interest on the second Thursday after each quarterly Board meeting on the balance in the cash account at the end of the prior quarter.

General

Payouts.    A director’s cash account and Arch Chemicals stock account will be paid in cash and a director’s Olin stock account will be paid in shares of Olin common stock unless the director elects at the time of the payment to take the Olin stock account in cash. Cash amounts and certificates representing shares credited to the Olin stock account will be delivered as soon as practicable following the termination of the applicable deferral period.

Change in Control.    If a change in control of Olin occurs, as defined in the Directors Plan, all amounts and shares credited to all cash accounts and stock accounts will be distributed, but the Olin stock accounts will be paid out in cash instead of shares of common stock.

Changes from Existing Directors Plan.    The amended and restated Directors Plan includes several clarifying language changes, but listed below are the proposed substantive changes from the form of the plan currently in effect:

•	revised definition of “change in control” to comply with the definition required under Section 409A of the Internal Revenue Code, as amended (Section 409A),

•	new definitions of “disability,” “gross fair market value” and “group” to tie to the requirements of Section 409A,

•	retainer and meeting fees credited two weeks after Board meeting (rather than the second Thursday after the meeting), to accommodate changes in board meeting dates,

•	revision of deferral provisions to comply with Section 409A requirements,

•	calculation of the number of annual retainer shares received by a director who joins the Board during the year based on one-twelfth of the total shares issued to the other directors (rather than taking one-twelfth of the monetary value of the shares received by other directors for the full year and converting that number into shares at the market value at the time the new director joins the Board),

•	250,000 share increase in the total shares available for issuance under the Directors Plan, and

•	clarification that shares paid out in cash do not count against total share number.

Adjustments Upon Change in Capitalization.    If our outstanding shares of common stock are changed into or exchanged for a different number or kind of shares in connection with a merger, consolidation, recapitalization or change in capitalization, stock or other non-cash dividend, extraordinary cash dividend, combination or exchange of shares, split-up, split-off, spin-off or other similar corporate event, the committee may make an appropriate adjustment in the number and kind of shares available under the Directors Plan or for any award, including adjustments to amounts held in stock or cash accounts.

Amendment or Termination.    The Board has the authority to amend, suspend or terminate the Directors Plan, except to the extent amendments are required to be approved by shareholders under applicable law or the rules of the New York Stock Exchange. No termination of the Directors Plan shall adversely affect the rights of any director with respect to any amounts otherwise payable or credited to him or her at the time of termination.

ERISA.    The Directors Plan is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code or an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits.    None of our employees, including the executive officers named in the Summary Compensation Table on page 21, or any other executive employee receives benefits under the Directors Plan. The actual benefits and units that will accrue to non-employee directors under the Directors Plan as amended and restated are not presently determinable, as the number of units varies based on the fair market value of our common stock, and the cash for meeting and chair fees will vary based upon the number of meetings held and the chairs held by the directors. Had the amended and restated Directors Plan been in effect in 2004, based on a $45,000 annual stock grant, a $30,000 annual retainer ($25,000 of which must be paid in stock), and the aggregate meeting and chair fees actually paid during 2004 to non-employee directors, the non-employee directors, as a group, would have received an aggregate of approximately $350,690 in cash and 35,606 shares of our common stock.

Federal Income Tax Consequences

We believe that under present law, the following discussion summarizes the U.S. federal income tax consequences generally arising with respect to awards under the Directors Plan.

Compensation paid to our directors in cash is taxable to the directors as ordinary income when received. If a director receives compensation in Olin common stock, generally he or she will recognize ordinary income as of the later of the date such shares are received or six months following the date such shares are considered granted under Section 16(b) of the Securities Exchange Act of 1934, in an amount equal to the fair market value of the shares at that time. Dividend and interest equivalents earned on a director’s stock and cash accounts will be taxed as ordinary income when paid to the director.

If a director elects to defer receipt of cash or shares in accordance with the deferral provisions of the Directors Plan, the director’s one-time election with respect to deferral of the receipt of cash or the distribution of shares will not give rise to a taxable event before actual receipt or distribution. The director will recognize ordinary income and Olin will be entitled to a business expense deduction when the cash or shares are received, in each case based on the fair market value of the shares issued, determined at the date the shares are received.

Payment of Withholding Taxes

We may withhold, or require a director to remit, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Directors Plan.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting, is required to approve the adoption of the Directors Plan. Unless otherwise instructed, proxies will be voted FOR approval of adoption of the Directors Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote FOR approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors.

ITEM 3—PROPOSAL TO APPROVE THE OLIN

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN, AS AMENDED

The Board of Directors proposes that the shareholders approve the Olin Senior Management Incentive Compensation Plan, as amended, or the SMICP, which provides for the awarding of cash bonuses to participants. Provisions of the SMICP are summarized below. The summary is not intended to be a complete description of the SMICP, and you should review the entire SMICP, a copy of which is included in this Proxy Statement as Appendix B.

On January 27, 1994, the Board adopted the SMICP, and it was submitted to the shareholders for approval at the 1994 Annual Meeting. Shareholders approved amendments to the SMICP at the 1995 Annual Meeting and the SMICP was submitted to shareholders for re-approval in 2000.

Section 162(m) of the Internal Revenue Code, as amended, limits the deduction for compensation paid by a publicly traded corporation to the chief executive officer and the four other most highly compensated officers to $1 million per year. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. For compensation to qualify for this exception (i) it must be paid solely on account of the attainment of one or more performance measures, (ii) the performance goals must be established by a Compensation Committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance measures, must be disclosed to and approved by shareholders in a separate vote prior to payment and (iv) prior to payment, the Compensation Committee must certify that the performance goals and any other material terms were in fact satisfied. The SMICP is intended to satisfy the requirements of Section 162(m).

The effectiveness of the 2000 shareholder approval of the SMICP expires (for purposes of Section 162(m)), at the 2005 Annual Meeting of shareholders. On January 26, 2005, subject to the shareholder approval, the Board of Directors approved several minor amendments to the SMICP. The substantive amendments include:

•	Listing the various type of performance measures the Compensation Committee may use to provide more flexibility to the committee, while eliminating detailed definitions of common performance metrics;

•	Adding EBITDA, net income, operating profit, revenue and total shareholder return to the performance measures and eliminating consolidated net assets as a performance measure; and

•	Adding language intended to ensure compliance with the requirements of new deferred compensation rules discussed below.

The Board of Directors has determined that it is in Olin’s best interests that awards paid under the SMICP continue to be eligible to qualify as performance-based compensation under Section 162(m). As a result, we now seek shareholder approval of the SMICP.

SMICP Provisions

Purpose.    The purpose of the SMICP is to compensate certain members of our senior management on an individual basis for contributions and to stimulate the efforts of such members by giving them a direct financial interest in our performance.

Administration.    The SMICP is administered by the Compensation Committee of the Board, which is composed solely of independent, outside directors. That committee has sole authority to make rules and regulations for the administration of the SMICP, and that committee’s interpretations and decisions with regard to the SMICP are final and conclusive.

Participants.    The Compensation Committee designates participants for each fiscal year on or before March 30 of that fiscal year (or a later date if permitted by tax law). For 2004, Messrs. Rupp, Ruggiero, Gura, Kosche and McIntosh were designated as participants. Although the names of the participants for 2005 will not be known until after the end of this year, the Compensation Committee designated each of the five individuals whose compensation will be required to be listed in the Summary Compensation Table appearing in the proxy statement for the 2006 annual shareholder meeting (the Named Executive Officers) as the 2005 participants.

Performance Measures.    The Compensation Committee selects one or more of the shareholder-approved performance measures and sets the performance goals for these measures each year. The performance measures and the related performance goals determine the incentive award payable under the SMICP for that fiscal year. The permissible performance measures are (on an absolute or a relative basis):

•	Cash flow,

•	Earnings per share,

•	EBITDA,

•	Economic Value Added/EVA®,

•	Net income,

•	Operating profit,

•	Pre-tax profit,

•	Return on capital,

•	Return on equity,

•	Return on net assets,

•	Revenues, and

•	Total shareholder return.

For 1996 through 2001, the sole performance measure designated by the Compensation Committee under the SMICP was Economic Value Added. From 2002 through 2005, the Compensation Committee selected earnings per share as the performance measure.

Award Determination.    By March 30 of each year (or such later date as permitted by tax law), the Compensation Committee designates (i) the individuals who will be participants, (ii) the performance measures, (iii) if there is more than one performance measure, the weighting of each measure in determining the award, (iv) the performance goals and payout formula for each performance measure and (v) the incentive standard award (the cash component of total targeted compensation that is tied to the performance measures) for each participant. Following the end of a fiscal year, the Compensation Committee determines the actual incentive award for each participant based on the formula for each performance measure designated, applying the pre-determined weighting for each performance measure if more than one was designated.

Before a participant receives an incentive award, the Compensation Committee must certify in writing that the award has been determined in accordance with the provisions of the SMICP. The Compensation Committee has the discretion to eliminate or reduce (but not increase) any incentive award to any participant, before it certifies the amount.

Maximum Award.    The maximum incentive award to a participant under the SMICP for a fiscal year may not exceed 200% of such participant’s annual base salary in effect on December 1 of that fiscal year.

Payment and Deferral.    Incentive awards are paid within 75 days of the close of a fiscal year in a single, lump sum. Under certain circumstances, payment may be deferred at the election of the participant, or as provided in the SMICP.

Nonexclusive.    Participation in the SMICP does not exclude participants from participation in any other benefit or compensation plan or arrangement, including other bonus or incentive plans.

Awards

The cost to Olin of the incentive awards and the amounts to be paid to participants cannot be determined at this time because payout of incentive awards is based on Olin’s future financial performance and the number of participants named by the Compensation Committee. For the same reason, the benefits or amounts that will be received by or allocated to any of Olin’s Named Executive Officers are not determinable. As noted above, however, the SMICP provides for a maximum amount payable to a single individual in any fiscal year of 200% of his or her annual base salary.

For amounts earned under the SMICP by Named Executive Officers in the fiscal year ended December 31, 2004, see the “Summary Compensation Table” under “Executive Compensation” above. For 2005, the Compensation Committee has established the participants under the current SMICP as the Named Executive Officers for 2005, with the amount of the awards determined based on Olin’s actual 2005 earnings per share. The amounts to be received by any particular individual or all participants as a group cannot be determined at this time. The total payout under the SMICP for 2005 may range from $0 to 200% of annual base salary.

Our Named Executive Officers have an interest in the proposal to approve the SMICP because each is an eligible participant in awards under the SMICP.

Federal Income Tax Information

General.    Upon receipt, awards under the SMICP constitute ordinary income to the participants for federal income tax purposes. Generally, Olin is required to withhold from awards paid an amount based on the amount of the award. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, Olin generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the employee.

Requirements Regarding Deferred Compensation.    Awards under the SMICP may constitute “deferred compensation” within the meaning of recently enacted federal tax provisions governing “non- qualified deferred compensation plans.” Failure to comply with the requirements of those provisions regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than as described in the above discussion and to pay substantial penalties. In approving the SMICP, you also approve any modifications or clarifications to the SMICP to bring it into compliance with future United States Department of Treasury regulations so that participants are not subject to such adverse tax consequences.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the SMICP. Unless otherwise instructed, proxies will be voted FOR approval of the SMICP. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote.

The Board of Directors recommends a vote FOR approval of the Olin Senior Management Incentive Compensation Plan, as amended, because the Board believes it is in Olin’s best interest to continue to qualify performance-based compensation for deductibility under Section 162(m) in order to maximize Olin’s income tax deductions.

ITEM 4—PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

KPMG was our independent auditor for 2004 and 2003. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2004		2003
Nature of Service	$	%	$	%
Audit Fees (1)	$2,235	91.5%	$758	77.8%
Audit Related Fees (2)	166	6.8%	178	18.3%
Tax Fees
Tax Compliance (3)	42	1.7%	33	3.4%
Tax Consultation and Planning (4)	—	—	5	0.5%
All Other Fees	—	—	—	—

	$2,443	100%	$974	100%

(1)	Includes costs associated with the annual audit including quarterly financial reviews, services required under Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, consents and assistance with and review of filings with the SEC.
(2)	Includes pension and other benefit plan audits and consultation on implementation of SFAS 143 in 2003.
(3)	Involves primarily international tax compliance work including the preparation of tax returns, dividend and tax credit matters and liquidation of an affiliate.
(4)	Tax consulting and planning services were limited to a transfer pricing study in 2003.

Our Audit Committee has a policy that all audit services by any Independent Public Accountant and all non-audit services performed by Olin’s Independent Accountant are subject to pre-approval by the Audit Committee at each scheduled meeting. The policy includes specific procedures for approval of such services. Excerpts from the current policy follow:

Olin’s Audit Committee is solely responsible for pre-approving all audit services by any Independent Public Accountant and all non-audit services performed by Olin’s Independent Accountant. The process for such approval is as follows:

•	The annual budget for all such services will be submitted to the Committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year. The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.

•	At each subsequent Audit Committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that needs to be submitted for approval.

•	Any services not detailed in the budget or on the list of specific pre-approved services must be approved by the Committee. In the event that approval is needed for a service in advance of a regularly scheduled Audit Committee meeting, the Chair of the Committee is authorized to approve the service and report such approval to the other Committee members at the next regularly scheduled Committee meeting.

In 2004, the audit committee pre-approved 100% of the audit and audit related services and 83% of the 2004 tax services. The tax services not pre-approved were contracted for with KPMG prior to the effective date of the rules requiring audit committee pre-approval and the work was not completed until 2004.

Who has the Audit Committee selected as independent auditors for 2005?

Olin’s Audit Committee is solely responsible for hiring and compensating the Company’s independent auditor. After considering KPMG’s 2004 performance and their proposed audit plan for 2005, the Committee has selected KPMG as our independent auditor for 2005.

Is a shareholder vote required to approve Olin’s independent auditors?

The law and our By-laws do not require us to submit this matter to the shareholders at the annual meeting. However, the Board and Audit Committee chose to submit it to the shareholders to ascertain their views.

Will I have an opportunity to hear from KPMG and ask them questions?

We expect representatives of KPMG to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

How many votes are required to ratify the appointment of KPMG as independent auditors for 2005?

To ratify the appointment of KPMG as independent auditors for 2005, the votes cast in favor of KPMG must exceed the votes cast in opposition to KPMG. Abstentions and shares held in street name that are not voted will not be included in determining the number of votes cast. If the shareholders’ ratification vote does not support the Audit Committee’s decision to appoint KPMG as independent auditors for 2005, the Audit Committee will consider the views of the shareholders during its selection of an auditor for 2006.

How does the Board recommend we vote?

The Board recommends that you vote FOR ratification of the appointment of KPMG as our independent auditors for 2005.

Appendix A

OLIN CORPORATION

AMENDED AND RESTATED

1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(As Amended Effective January 26, 2005)

1.    Purpose.    The purpose of the Olin Corporation 1997 Stock Plan for Non-employee Directors the (“Plan”) is to promote the long-term growth and financial success of Olin Corporation by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders.

2.    Definitions.    The following capitalized terms utilized herein have the following meanings:

“Board” means the Board of Directors of the Company.

“Cash Account” means an account established under the Plan for a Non-employee Director to which cash meeting fees, Board Chairman fees, Committee Chair fees and retainers, or other amounts under the Plan, have been or are to be credited in the form of cash.

“Change in Control” means the occurrence of any of the following events:

(a)    any person or Group acquires ownership of Olin’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of Olin’s stock, (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which Olin acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of Olin’s stock on January 1, 2005, shall not constitute a Change in Control); or

(b)    any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Olin stock possessing 35% or more of the total voting power of Olin stock; or

(c)    a majority of the members of Olin’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Olin’s board of directors prior to the date of the appointment or election; or

(d)    any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from Olin that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Olin assets immediately prior to such acquisition or acquisitions, provided that there is no Change in Control when Olin’s assets are transferred to:

(i)    a shareholder of Olin (immediately before the asset transfer) in exchange for or with respect to Olin stock;

(ii)    an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Olin;

(iii)    a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Olin stock; or

(iv)    an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this paragraph (d) a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Olin has no ownership interest before the transaction, but which is a majority-owned subsidiary of Olin after the transaction is not a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee (or its successor) of the Board.

“Common Stock” means the Company’s Common Stock, $1.00 par value per share.

“Company” means Olin Corporation, a Virginia corporation, and any successor.

“Credit Date” means two weeks after the regularly scheduled board meeting in each calendar quarter (January, April, July and October), or, in the event a board meeting extends for more than one day, two weeks after the first day of such regularly scheduled board meeting.

“Disability” means the Non-Employee Director:

(a)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)    is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan from the Non-Employee Director’s employer.

“Excess Retainer” means with respect to a Non-employee Director the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of $25,000, if any; provided that in the event the annual cash retainer is prorated to reflect that such Non-employee Director did not serve as such for the full calendar year, the $25,000 shall be similarly prorated.

“Fair Market Value” means, with respect to a date, on a per share basis, with respect to phantom shares of Common Stock or Spin-Off Company Common Stock, the average of the high and the low price of a share of Common Stock or Spin-Off Company Common Stock, as the case may be, as reported on the consolidated tape of the New York Stock Exchange on such date or if the New York Stock Exchange is closed on such date, the next succeeding date on which it is open.

“Gross Fair Market Value” means the value of assets determined without regard to any liabilities associated with such assets.

“Group” means persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a person owns stock in both Olin and another corporation that enter into a merger, consolidation purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

“Interest Rate” means the rate of interest equal to the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, the Treasurer or the Controller of the Company (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90 day commercial paper plus 10 basis points, as determined by any such officer) or such other rate as determined from time to time by the Board or the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-employee Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.

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“Olin Stock Account” means the Stock Account to which phantom shares of Common Stock are credited from time to time.

“Plan” means this Olin Corporation 1997 Stock Plan for Non-employee Directors as amended from time to time.

“Prior Plans” means the 1994 Plan and all of the Corporation’s other directors’ compensation plans, programs, or arrangements which provided for a deferred cash or stock account.

“Retirement Date” means the date the Non-employee Director ceases to be a member of the Board for any reason.

“Spin-Off Company” means Arch Chemicals, Inc., a Virginia corporation and any successor.

“Spin-Off Company Common Stock” means shares of common stock of the Spin-Off Company, par value $1.00 per share.

“Spin-Off Company Stock Account” means the Stock Account to which phantom shares of Spin-Off Company Common Stock are credited.

“Stock Account” means an account established under the Plan for a Non-employee Director to which shares of Common Stock and Spin-Off Company Common Stock have been or are to be credited in the form of phantom stock, which shall include the Olin Stock Account and the Spin-Off Company Stock Account.

3.    Term.    The Plan originally became effective January 1, 1997, and, as amended and restated prior to October 1, 2004, shall remain in effect until shareholder approval of this amendment and restatement. Upon such shareholder approval, this Amended and Restated Plan shall become effective, and shall operate and shall remain in effect until terminated by action of the Board as provided in Section 9 hereof.

4.    Administration.    Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5.    Participation.    All Non-employee Directors shall participate in the Plan.

6.    Grants and Deferrals.

(a)    Annual Stock Grant.    Subject to the terms and conditions of the Plan, on the first Credit Date after the regularly scheduled January Board meeting each year, each Non-employee Director shall be credited with a number of shares of Common Stock with an aggregate Fair Market Value on such Credit Date equal to $45,000, rounded to the nearest 100 shares. To be entitled to such credit in any calendar year, a Non-employee Director must be serving as such on January 1 of such year; provided, however, that in the event a person becomes a Non-employee Director subsequent to January 1 of a calendar year, such Non-employee Director, on the Credit Date next following his or her becoming such, shall be credited with that number of shares of Common Stock equal to one-twelfth of the number of shares issued to each other Non-employee Director as the Annual Stock Grant for such year, multiplied by the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director (rounded up to the next whole share in the event of a fractional share). Actual receipt of shares shall be deferred and each eligible Non-employee Director shall receive a credit to his or her Olin Stock Account for such shares on the date of such credit. A Non-employee Director may elect in accordance with Section 6(f) to defer to his or her Olin Stock Account receipt of all or any portion of such shares after such Non-employee Director’s Retirement Date. Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to the

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Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following such Non-employee Director’s Retirement Date.

(b)    Annual Retainer Stock Grant.    Subject to the terms and conditions of the Plan, each Non-employee Director who is such on January 1 of that year shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value of $25,000 on the first Credit Date after the regularly scheduled January Board meeting in such year. In the event a person becomes in a calendar year a Non-employee Director subsequent to January 1 and has not received the annual stock retainer for such calendar year, such person, on the Credit Date next following his or her becoming such, shall receive that number of shares of Common Stock equal to one-twelfth of the number of shares issued to each other Non-employee Director as the Annual Retainer Stock Grant for such year, multiplied by the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director (rounded up to the next whole share in the event of a fractional share). The annual cash retainer payable to the Non-employee Director shall be reduced by the aggregate Fair Market Value of the shares the Non-employee Director receives or defers as the Annual Retainer Stock Grant (excluding any rounding of fractional shares) on the date such Fair Market Value is calculated. A Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(f). Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to such Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following the applicable Credit Date.

(c)    One-time Stock Grant.    Subject to the terms and conditions of the Plan, receipt of all shares of Olin Stock credited under the one-time grants to certain Non-employee Directors that the Company made as of January 15, 1997, shall be deferred. Such Non-employee Directors may elect in accordance with Section 6(f) to defer receipt of all or any portion of such shares to a date or dates following such Non-employee Director’s Retirement Date. Except with respect to any shares so deferred, certificates representing such shares shall be delivered to such Non-employee Directors (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following his or her Retirement Date.

(d)    Election to Receive Meeting Fees, Chairman of the Board Fees, Committee Chair Fees and Excess Retainer in Stock in Lieu of Cash.    Subject to the terms and conditions of the Plan, a Non-employee Director may elect to receive all or a portion of the director meeting fees, fees as Chairman of the Board, fees as a Committee Chair and the Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(f). A Non-employee Director who so elects to receive all or a portion of the Excess Retainer in the form of shares for such year shall be paid on the first Credit Date after the regularly scheduled January Board meeting in such year (or in the case of proration, when the annual stock retainer is to be paid or credited) a number of shares (rounded up to the next whole share in the event of a fractional share) equal to the amount of Excess Retainer which has been elected to be paid in shares divided by the Fair Market Value per share on the first Credit Date following the regularly scheduled January Board meeting in such calendar year (or in the case of a Non-employee Director who becomes such after January 1, on the Credit Date next following the day such new Non-employee Director became such). The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter payable to a Non-employee Director who so elects to receive meeting fees, Board Chairman fees, or Committee Chair fees in the form of shares shall be equal to the aggregate Fair Market Value on the Credit Date next following the meeting for which such meeting fees have been earned in the case of meeting fees, or to the aggregate Fair Market Value on the scheduled payment date in the case of Board Chairman fees and Committee Chair fees which are elected to be paid in shares. Except with respect to any

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shares the director has elected to defer in accordance with Section 6(f), certificates representing such shares shall be delivered to the Non-employee Director as soon as practicable following the date as of which the Excess Retainer and/or fees would have been paid in cash absent an election hereunder.

(e)    Deferral of Meeting Fees, Chairman of the Board Fees, Committee Chair Fees and Excess Retainer.    Subject to the terms and conditions of the Plan, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(d) and all or a portion of the director meeting fees, fees as Chairman of the Board, fees as a Committee Chair and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. Such election shall be made in accordance with Section 6(f). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash.

(f)    Elections.

(1)    Deferrals.    All elections to defer payment of compensation under this Plan shall:

•	be made in writing and delivered to the Secretary of the Company,

•	be irrevocable,

•	be made before January 1 of the year in which the shares of Common Stock or director’s fees and retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, prior to the date of his or her election as a director),

•	specify the portions (in 25% increments) to be deferred (provided that her cash dividends on the Stock Account and interest on the Cash Account may be deferred only in whole and not in part),

•	specify the future date or dates on which deferred amounts are to be paid, or the future event or events (provided that death or Disability are the only events allowed for deferral elections made after December 31, 2004) upon the occurrence of which the deferred amounts are to be paid, and

•	the method of payment (lump sum or annual installments (up to 10)).

(2)    Change in Deferral Election.    Any change with respect to a Non-employee Director’s election to defer any compensation under the Plan must be made at least one (1) year in advance of the first date payment is scheduled and must further defer all payments by at least five (5) years from the prior scheduled payment date.

(3)    Olin Stock Account.    On the Credit Date (or in the case of a proration, on the first day of the appropriate calendar month), a Non-employee Director who has elected to defer shares under Sections 6(b) or 6(e) shall receive a credit to his or her Olin Stock Account. The amount of such credit shall be the number of shares so deferred (rounded to the next whole share in the event of a fractional share). A Non-employee Director may elect to defer the cash dividends paid on his or her Stock Account in accordance with Section 6(f)(1).

(4)    Cash Account.    On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has elected to defer cash fees and/or the Excess Retainer under Section 6(e) in the form of cash shall receive a credit to his or her Cash Account. The amount of the credit shall be the dollar amount of such Director’s meeting fees, Board Chairman fees or Committee Chair fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and in each case, specified for deferral in cash. A Non-employee Director may elect to defer interest paid on his or her Cash Account in accordance with Section 6(f)(1).

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(5)    Installment Payments.    Installment payments from an Account shall be equal to the Account balance (expressed in shares in the case of the Stock Account, otherwise the cash value of the Account) at the time of the installment payment times a fraction, the numerator of which is one and the denominator of which is the number of installments not yet paid. Fractional shares to be paid in any installment shall be rounded up to the next whole share. In the event of an election under Section 6(d) for director meeting fees, Board Chairman fees, Committee Chair fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in 25% increments) to be so paid.

(6)    Dividends and Interest.    Each time a cash dividend is paid on Common Stock or Spin-Off Company Common Stock, a Non-employee Director who has shares of such stock credited to his or her Stock Account shall be paid on the dividend payment date such cash dividend in an amount equal to the product of the number of shares credited to the Non-employee Director’s Olin Stock Account or Spin-Off Company Stock Account, as the case may be, on the record date for such dividend times the dividend paid per applicable share unless the director has elected to defer such dividend to his or her applicable Stock Account as provided herein. If the Non-employee Director has elected to defer such dividend, he or she shall receive a credit for such dividends on the dividend payment date to his or her Olin Stock Account or Spin-Off Company Stock Account, as the case may be. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-thousandth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director’s applicable Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share of Common Stock or Spin-Off Company Common Stock, as the case may be, on the dividend payment date. A Non-employee Director who has a Cash Account shall be paid directly on each Credit Date interest on such account’s balance at the end of the preceding quarter, payable at a rate equal to the Interest Rate in effect for such preceding quarter unless such Non-employee Director has elected to defer such interest to his or her Cash Account, in which case such interest shall be credited to such Cash Account on the Credit Date.

(7)    Payouts.    Cash Accounts and the Spin-Off Company Stock Account will be paid out in cash and Olin Stock Accounts shall be paid out in shares of Common Stock unless the Non-employee Director elects at the time the payment is due to take the Olin Stock Account in cash. Cash amounts and certificates representing shares credited to the Olin Stock Account shall be delivered to the Non-employee Director as soon as practicable following the termination of the deferral and consistent therewith.

(g)    No Stock Rights.    Except as expressly provided herein, the deferral of shares of Common Stock or Spin-Off Company Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or of the Spin-Off Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein.

(h)    Change in Control.    Notwithstanding anything to the contrary in this Plan or any election, in the event a Change in Control occurs, amounts and shares credited to Cash Accounts (including interest accrued to the date of payout) and Stock Accounts shall be promptly distributed to Non-employee Directors except the Olin Stock Account shall be paid out in cash and not in the form of shares of Common Stock. For this purpose, the cash value of the amount in the Stock Account shall be determined by multiplying the number of shares held in the Olin Stock Account or the Spin-Off Company Stock Account by the higher of (i) the highest Fair Market Value of Common Stock or Spin-Off Company Common Stock, as appropriate, on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Spin-Off Company Common Stock, as appropriate, pursuant thereto.

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(i)    Beneficiaries.    A Non-employee Director may designate at any time and from time to time a beneficiary for his or her Stock and Cash Accounts in the event his or her Stock or Cash Account may be paid out following his or her death. Such designation shall be in writing and must be received by the Company prior to the death to be effective.

(j)    Prior Plan Accounts.    Any transfers made to a Cash Account or a Stock Account from Prior Plans shall be maintained and administered pursuant to the terms and conditions of this Plan; provided that prior annual 100- or 204-share grant deferrals shall be treated as deferrals of 204-share grants under this Plan, the $25,000 annual share grant under the 1994 Plan shall be treated as deferrals under Paragraph 6(b) hereof and deferrals of meeting fees under all Prior Plans and of the Excess Retainer under the 1994 Plan shall be treated as deferrals under Paragraph 6(d) hereof. Prior elections and beneficiary designations under the 1994 Plan and this Plan shall govern this Plan unless changed subsequent to October 2, 1997.

(k)    Stock Account Transfers.    A Non-Employee Director may elect from time to time to transfer all or a portion (in 25% increments) of his or her Spin-Off Company Stock Account to his or her Olin Stock Account. The amount of phantom shares of Common Stock to be credited to a Non-Employee Director’s Olin Stock Account shall be equal to the number of shares of Common Stock that could be purchased if the number of phantom shares of Spin-Off Company Common Stock in his or her Spin-Off Company Stock Account being transferred were sold and the proceeds reinvested in Common Stock based on the Fair Market Value of each. Except as provided in Section 6(f)(6) with respect to dividends or in Section 8, no additional contributions or additions may be made to a Non-Employee Director’s Spin-Off Company Stock Account after the Distribution Date.

7.    Limitations and Conditions.

(a)    Total Number of Shares.    The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 550,000, which may be increased or decreased by the events set forth in Section 8. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. If any shares granted under this Plan are not delivered to a Non-employee Director or a beneficiary because the payout of the grant is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

(b)    No Additional Rights.    Nothing contained herein shall be deemed to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

8.    Stock Adjustments.    In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares of Olin Common Stock or Spin-Off Company Common Stock, as the case may be, held in a Stock Account, (ii) the class of shares that may be issued under the Plan and (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Spin-Off Company Common Stock or Common Stock whose receipt has been deferred pursuant to Section 6(f), as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

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9.    Amendment and Termination.    This Plan may be amended, suspended or terminated by action of the Board, except to the extent that amendments are required to be approved by the Company’s shareholders under applicable law or the rules of the New York Stock Exchange or any other exchange or market system on which the Common Stock is listed or traded. No termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Cash Account or Stock Account.

10.    Nonassignability.    No right to receive any payments under the Plan or any amounts credited to a Non-employee Director’s Cash or Stock Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(i) by a Non-employee Director does not constitute a transfer.

11.    Unsecured Obligation.    Benefits payable under this Plan shall be an unsecured obligation of the Company.

12.    Rule 16b-3 Compliance.    It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

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Appendix B

OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

Section 1.    Purpose.    The purposes of the Olin Senior Management Incentive Compensation Plan (the “Plan”) are (i) to compensate certain members of senior management of Olin Corporation (the “Company”) on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company.

Section 2.    Definitions.    The following terms utilized in this Plan shall have the following meanings:

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other committee of such Board as such Board may from time to time designate.

“Economic Value Added” means the Company’s consolidated sales less its operating costs (including tax) less a capital charge based on the Company’s cost of capital on assets employed in the business.

“Participant” shall mean for a fiscal year each salaried employee who is designated as a Participant by the Committee on or before March 30 of such fiscal year (or such later date, if any, as permitted by Section 162(m)).

“Performance Measures” shall mean for a fiscal year one or more of the following criteria, as designated by the Committee for such fiscal year, on an absolute or a relative basis:

•	Cash flow,

•	Earnings per share,

•	EBITDA,

•	Economic Value Added/EVA®,

•	Net income,

•	Operating profit,

•	Pre-tax profit,

•	Return on capital,

•	Return on equity,

•	Return on net assets,

•	Revenues and

•	Total shareholder return,

provided such designation would not subject any Incentive Award to Section 162(m).

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

“Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time.

Section 3.    Term.    The Plan, as amended, shall be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7.

Section 4.    Incentive Award.

4.1    For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash (“Incentive Award”) in an amount determined by the Committee as provided in this Plan. On or before March 30 of such fiscal year (or such later date, if any, as permitted by Section 162(m)), for the Incentive Awards for such fiscal year, the Committee will designate or approve (i) the individuals who will be Participants in the Plan, if any, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and (v) the incentive standard award (the cash component of a Participant’s total targeted compensation tied to the Performance Measures) for each Participant. Following the end of a fiscal year, the Committee shall determine the Incentive Award for each Participant based upon the payout matrix or formula for each Performance Measure designated, applying the pre-determined weighting for each Performance Measure, if more than one.

Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Incentive Award.

As a condition to the right of a Participant to receive an Incentive Award, the Committee shall first certify, by resolution of the Committee, that the Incentive Award has been determined in accordance with the provisions of this Plan.

Incentive Awards for a fiscal year shall be determined as soon as practicable after such fiscal year and shall be paid no later than 75 days following such fiscal year unless deferred as provided in Section 4.3 hereof. The maximum Incentive Award paid a Participant under this Plan with respect to a fiscal year may not exceed 200% of such Participant’s annual base salary in effect on December 1 of such fiscal year.

4.2    A Participant whose employment terminates with cause or without the Committee’s written consent during a fiscal year shall forfeit such Participant’s Incentive Award for such fiscal year.

4.3    Incentive Awards shall be payable in a single, lump sum. However, the Committee may in its discretion elect to defer payment of any Incentive Award until such date before or after retirement as a Participant may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment; provided that deferrals in the form of phantom stock shall be paid only in the form of cash and on a fixed date or dates at least six months after the grant of the Incentive Award or incident to death, retirement, disability or termination of employment. Such terms may include the payment of interest or dividend equivalents on deferred amounts.

4.4    The Company shall withhold from any Incentive Award or payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award, its deferral or payment.

4.5    Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

Section 5.    Administration and Interpretation.    The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

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Section 6.    Administrative Expenses.    Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

Section 7.    Amendment or Termination.    The Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award for which performance goals have been established but which has not yet been earned or paid; provided further that such action will not cause an Incentive Award to become subject to the deduction limitations contained in Section 162(m).

Section 8.    No Assignment.    The rights hereunder, including without limitation rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant. A Participant, however, may designate in writing at any time and from time to time one or more beneficiaries to receive the payment of any deferred Incentive Award in the event of the Participant’s death; provided such designation is received by the Company prior to such death.

Section 9.    The Company.    For purposes of this Plan, the “Company” shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

Section 10.    Stockholder Approval.    This Plan, as amended, shall be subject to approval by a vote of the stockholders of the Company at the 2005 Annual Meeting, and such stockholder approval shall be a condition to the right of a Participant to receive any benefits hereunder for any fiscal year beginning after such meeting date.

Section 11.    No Right to Employment.    The designation of an employee as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

Section 12.    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable federal law.

Section 13.    No Trust.    Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 14.    Section 162(m) and Section 409A.    It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m). It is also the intention of the Company that all income tax liability on payments made under the Plan be deferred until the participant actually receives such payment in accordance with the requirements of Section 409A for nonqualified deferred compensation plans, to the extent Section 409A applies to the Plan. Therefore, if any Plan provision is found not to be in compliance with any applicable requirements of Section 409A, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements for deferral of compensation under Section 409A.

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PROXY

OLIN CORPORATION

190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WILLIAM W. HIGGINS and JOSEPH D. RUPP, or either of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Olin Corporation which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held on April 28, 2005, at 8:30 a.m. and at any adjournment.

This Proxy will be voted as directed by the shareholder on the items listed on the reverse side. If no contrary direction is specified, this Proxy will be voted FOR all Items. Should any nominee be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.

This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan or Arch Chemicals, Inc. Contributing Employee Ownership Plan. (We refer to both of these plans as the “CEOP”). If you are a participant and have shares of Olin Common Stock allocated to your account in the CEOP, please read the following instruction regarding voting of those shares.

Trustee’s Authorization: As a named fiduciary, you may direct JPMorgan Chase Bank, as Trustee of the CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account by completing and returning this Voting Instruction Form or sending your voting instructions via telephone or Internet. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which it has received instructions. JPMorgan Chase Bank will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by Mellon Investor Services before 11:59 p.m. EDT on April 27, 2005.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

OLIN CORPORATION

190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

Dear Shareholder:

You are invited to attend our 2005 Annual Meeting of Shareholders at 8:30 a.m. Central Daylight Time on Thursday, April 28th at The Ritz-Carlton Hotel at 100 Carondelet Plaza, Clayton, MO 63105.

This is the admission card. If you plan to attend, please mark the box on the proxy. Be sure to bring the card with you to the Meeting.

Sincerely,

George H. Pain Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each Item below.

Item 1— ELECTION OF DIRECTORS				ITEM 2 –	PROPOSAL TO APPROVE AMENDED AND RESTATED 1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Virginia A. Kamsky 02 Richard M. Rompala 03 Joseph D. Rupp	FOR (except as noted below) ☐	WITHHELD FOR ALL ☐		ITEM 3 –	PROPOSAL TO APPROVE THE OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN, AS AMENDED	FOR ☐	AGAINST ☐	ABSTAIN ☐
WITHHOLD FOR: (Write that nominee’s name in the space provided below).				ITEM 4 –	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	FOR ☐	AGAINST ☐	ABSTAIN ☐
__________________________________________			WILL ATTEND MEETING	YES ☐	NO ☐

Did you know your shareholder communications are available online? If you are a registered shareholder, consider enrolling in MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, financial statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd. Step-by-step instructions will guide you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Daylight Time on April 27, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/oln Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.